                          SECOND AMENDED AND RESTATED

                          REVOLVING CREDIT AGREEMENT


                           dated as of June 30, 1999


                                by and between


                             AEROVOX INCORPORATED

                               (the "Borrower")




                                      and


                               BANKBOSTON, N.A.

                               TABLE OF CONTENTS

(S)1.  DEFINITIONS AND RULES OF INTERPRETATION.......................................................   36
       ---------------------------------------
       (S)1.1.  Definitions..........................................................................   36
                -----------
       (S)1.2.  Rules of Interpretation..............................................................   46
                -----------------------
(S)2.  REVOLVING CREDIT LOANS........................................................................   47
       ----------------------
       (S)2.1.  Commitment to Lend...................................................................   47
                ------------------
       (S)2.2.  Reduction of Loan Commitment.........................................................   47
                ----------------------------
       (S)2.3.  Note.................................................................................   47
                ----
       (S)2.4.  Interest on Loans....................................................................   48
                -----------------
       (S)2.5.  Election of Eurodollar Rate; Notice of Election; Interest Periods; Minimum Amounts...   48
                ----------------------------------------------------------------------------------
       (S)2.6.  Requests for Revolving Credit Loans..................................................   49
                -----------------------------------
       (S)2.7.  Interest on Overdue Amounts..........................................................   49
                ---------------------------
       (S)2.8.  Termination of Credit................................................................   49
                ---------------------
       (S)2.9.  Maturity of the Loans................................................................   49
                ---------------------
       (S)2.10.  Optional Prepayments or Repayments of Loans.........................................   49
                 -------------------------------------------
       (S)2.11.  Mandatory Repayment.................................................................   50
                 -------------------
       (S)2.12.  Lockbox Provisions..................................................................   50
                 ------------------
(S)3.  LETTERS OF CREDIT, BANKERS' ACCEPTANCES AND SUPPLEMENTAL FACILITIES...........................   51
       -------------------------------------------------------------------
       (S)3.1.  Letter of Credit Issuance............................................................   51
                ------ -- ------ --------
       (S)3.2.  Bankers' Acceptance Facility.........................................................   51
                -------- ---------- --------
       (S)3.3.  Supplemental Commitment Facilities...................................................   52
                ------------ ---------- ----------
       (S)3.4.  Reimbursement Obligation of the Borrower.............................................   52
                ----------------------------------------
       (S)3.5.  Letter of Credit Payments............................................................   54
                -------------------------
       (S)3.6.  Obligations Absolute.................................................................   54
                --------------------
       (S)3.7.  Reliance by Bank.....................................................................   54
                ----------------
(S)4.  FEES; PAYMENTS AND COMPUTATIONS...............................................................   54
       -------------------------------
       (S)4.1.  Fees.................................................................................   54
                ----
       (S)4.2.  Payments.............................................................................   55
                --------
       (S)4.3.  Computations.........................................................................   55
                ------------
       (S)4.4.  Interest Limitation..................................................................   56
                -------------------
       (S)4.5.  Additional Costs, Etc................................................................   56
                ---------------------
       (S)4.6.  Capital Adequacy.....................................................................   57
                ----------------
       (S)4.7.  Eurodollar Indemnity.................................................................   57
                --------------------
       (S)4.8.  Illegality; Inability to Determine Eurodollar Rate...................................   57
                --------------------------------------------------
(S)5.  REPRESENTATIONS AND WARRANTIES................................................................   58
       ------------------------------
       (S)5.1.  Corporate Authority..................................................................   58
                -------------------
       (S)5.2.  Governmental Approvals...............................................................   59
                ----------------------
       (S)5.3.  Title to Properties; Leases..........................................................   59
                ---------------------------
       (S)5.4.  Financial Statements; Solvency.......................................................   59
                ------------------------------
       (S)5.5.  No Material Changes, Etc.............................................................   60
                ------------------------
       (S)5.6.  Franchises, Patents, Copyrights, Etc.................................................   60
                ------------------------------------

       (S)5.7.  Litigation...........................................................................   60
                ----------
       (S)5.8.  No Materially Adverse Contracts, Etc.................................................   60
                ------------------------------------
       (S)5.9.  Compliance With Other Instruments, Laws, Etc.........................................   60
                --------------------------------------------
       (S)5.10.  Tax Status..........................................................................   60
                 ----------
       (S)5.11.  No Event of Default.................................................................   61
                 -------------------
       (S)5.12.  Holding Company and Investment Company Acts.........................................   61
                 -------------------------------------------
       (S)5.13.  Absence of Financing Statements, Etc................................................   61
                 ------------------------------------
       (S)5.14.  Certain Transactions................................................................   61
                 --------------------
       (S)5.15.  Employee Benefit Plans..............................................................   61
                 ----------------------
       (S)5.16.  Use of Proceeds.....................................................................   62
                 ---------------
       (S)5.17.  Environmental Compliance............................................................   62
                 ------------------------
       (S)5.18.  Perfection of Security Interests....................................................   63
                 --------------------------------
       (S)5.19.  True Copies of Charter and Other Documents..........................................   64
                 ------------------------------------------
       (S)5.20.  Disclosure..........................................................................   64
                 ----------
       (S)5.21.  Year 2000 Problem...................................................................   64
                 -----------------
(S)6.  AFFIRMATIVE COVENANTS OF THE BORROWER.........................................................   64
       -------------------------------------
       (S)6.1.  Punctual Payment.....................................................................   64
                ----------------
       (S)6.2.  Maintenance of Office................................................................   64
                ---------------------
       (S)6.3.  Records and Accounts.................................................................   64
                --------------------
       (S)6.4.  Financial Statements, Certificates and Information...................................   64
                --------------------------------------------------
       (S)6.5.  Corporate Existence and Conduct of Business..........................................   66
                -------------------------------------------
       (S)6.6.  Maintenance of Properties............................................................   66
                -------------------------
       (S)6.7.  Insurance............................................................................   66
                ---------
       (S)6.8.  Taxes................................................................................   67
                -----
       (S)6.9.  Inspection of Properties, Books, and Contracts.......................................   67
                ----------------------------------------------
       (S)6.10.  Compliance with Laws, Contracts, Licenses and Permits...............................   67
                 -----------------------------------------------------
       (S)6.11.  Further Assurances..................................................................   68
                 ------------------
       (S)6.12.  Notice of Potential Claims or Litigation............................................   68
                 ----------------------------------------
       (S)6.13.  Deposit Accounts....................................................................   68
                 ----------------
       (S)6.14.  Environmental Indemnification.......................................................   68
                 -----------------------------
       (S)6.15.  Notice of Certain Events Concerning Insurance and Environmental Claims..............   68
                 ----------------------------------------------------------------------
       (S)6.16.  Response Actions....................................................................   70
                 ----------------
       (S)6.17.  Notice of Default...................................................................   70
                 -----------------
(S)7.  CERTAIN NEGATIVE COVENANTS OF THE BORROWER....................................................   70
       ------------------------------------------
       (S)7.1.  Restrictions on Indebtedness.........................................................   70
                ----------------------------
       (S)7.2.  Restrictions on Liens................................................................   71
                ---------------------
       (S)7.3.  Restrictions on Investments..........................................................   72
                ---------------------------
       (S)7.4.  Merger, Consolidations, Sales........................................................   73
                -----------------------------
       (S)7.5.  Sale and Leaseback...................................................................   73
                ------------------
       (S)7.6.  Restricted Distributions and Redemptions.............................................   73
                ----------------------------------------
       (S)7.7.  Employee Benefit Plans...............................................................   73
                ----------------------
       (S)7.8.  Minimum Excess Availability..........................................................   74
                ---------------------------
(S)8.  FINANCIAL COVENANTS...........................................................................   74
       -------------------

       (S)8.1.  Debt to Worth Ratio..................................................................   74
                -------------------
       (S)8.2.  Debt Service Coverage................................................................   74
                ---------------------
       (S)8.3.  Capital Expenditures.................................................................   74
                --------------------
(S)9.  CLOSING CONDITIONS............................................................................   74
       ------------------
       (S)9.1.  Representations and Warranties.......................................................   74
                ------------------------------
       (S)9.2.  Performance; No Default..............................................................   74
                -----------------------
       (S)9.3.  Corporate Action.....................................................................   75
                ----------------
       (S)9.4.  Loan Documents, Etc..................................................................   75
                -------------------
       (S)9.5.  Certified Copies of Charter Documents................................................   75
                -------------------------------------
       (S)9.6.  Incumbency Certificate...............................................................   75
                ----------------------
       (S)9.7.  Validity of Liens....................................................................   75
                -----------------
       (S)9.8.  Perfection Certificates and UCC Search Results.......................................   75
                ----------------------------------------------
       (S)9.9.  Certificates of Insurance............................................................   75
                -------------------------
       (S)9.10.  Borrowing Base Report...............................................................   75
                 ---------------------
       (S)9.11.  Accounts Receivable Aging Report....................................................   75
                 --------------------------------
       (S)9.12.  Financial Statements................................................................   75
                 --------------------
       (S)9.13.  Opinions of Counsel.................................................................   76
                 -------------------
       (S)9.14.  Environmental Matters...............................................................   76
                 ---------------------
(S)10.  CONDITIONS OF LOANS..........................................................................   77
        -------------------
       (S)10.1.  Representations True; No Event of Default...........................................   77
                 -----------------------------------------
       (S)10.2.  Performance; No Event of Default....................................................   77
                 --------------------------------
       (S)10.3.  Borrowing Base Report...............................................................   77
                 ---------------------
       (S)10.4.  No Legal Impediment.................................................................   77
                 -------------------
       (S)10.5.  Governmental Regulation.............................................................   77
                 -----------------------
       (S)10.6.  Proceedings and Documents...........................................................   77
                 -------------------------
       (S)10.7.  EPA Consent Order...................................................................   77
                 -----------------
(S)11.  EVENTS OF DEFAULT; ACCELERATION..............................................................   77
        -------------------------------
(S)12.  COLLATERAL SECURITY..........................................................................   80
        -------------------
(S)13.  SETOFF.......................................................................................   80
        ------
(S)14.  EXPENSES.....................................................................................   80
        --------
(S)15.  INDEMNIFICATION..............................................................................   80
        ---------------
(S)16.  SURVIVAL OF COVENANTS, ETC...................................................................   81
        --------------------------
(S)17.  SYNDICATION AND PARTICIPATION................................................................   81
        -----------------------------
(S)18.  PARTIES IN INTEREST..........................................................................   82
        -------------------
(S)19.  NOTICES, ETC.................................................................................   82
        ------------
(S)20.  MISCELLANEOUS................................................................................   82
        -------------
(S)21.  ENTIRE AGREEMENT, ETC........................................................................   83
        ---------------------
(S)22.  WAIVER OF JURY TRIAL.........................................................................   83
        --------------------
(S)23.  SEVERABILITY.................................................................................   83
        ------------
(S)24.  GOVERNING LAW................................................................................   83
        -------------
(S)25.  CONSENTS, AMENDMENTS, WAIVERS, ETC...........................................................   83
        ----------------------------------

Exhibit A  -      Note
Exhibit B  -      Loan and Letter of Credit Request
Exhibit C  -      Borrowing Base Report
Exhibit D  -      Perfection Certificate
Exhibit E  -      Legal Opinion


Schedule 5.7 -    Litigation
Schedule 5.8 -    Materially Adverse Agreements
Schedule 5.14 -   Contracts with Related Parties
Schedule 5.17 -   Environmental Compliance
Schedule 6.13 -   Deposit Accounts
Schedule 7.1(c) - Existing Letters of Credit
Schedule 7.1(f) - Existing Indebtedness

                          SECOND AMENDED AND RESTATED
                          REVOLVING CREDIT AGREEMENT



         This SECOND AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT is made as of the 30th day of June, 1999 between AEROVOX INCORPORATED, a Delaware corporation with chief executive office at 740 Belleville Avenue, New Bedford, Massachusetts 02745 (the "Borrower"), and BANKBOSTON, N.A. (f/k/a The First National Bank of Boston) (the "Bank"), a national banking association having its principal place of business at 100 Federal Street, Boston, Massachusetts 02110.

         WHEREAS, the Borrower, BHC Aerovox, Ltd., as Guarantor (the "Guarantor"), and the Bank are parties to an Amended and Restated Revolving Credit Agreement dated as of July 8, 1993, as amended (the "First Amended Credit Agreement"), pursuant to which the Bank has made loans to the Borrower; and

          WHEREAS, the Borrower and the Bank desire to amend and restate the terms of the First Amended Credit Agreement; and

         WHEREAS, in connection with such amendment and restatement, the Bank is willing to release the Guarantor from its obligations under the First Amended Credit Agreement;

          NOW THEREFORE, the Bank and the Borrower agree that the First Amended Credit Agreement is amended and restated in its entirety as set forth herein.

(S)1.     DEFINITIONS AND RULES OF INTERPRETATION.
          ----------- --- ----- -- --------------

(S)1.1.   Definitions. The following terms shall have the meanings set forth in
          -----------
this (S)1 or elsewhere in the provisions of this Agreement referred to below:

          Acceptance Agreement.  See (S)3.2.
          ---------- ---------

          Acceptance Face Amount. The aggregate amount, from time to time, of
          ----------  ----  ------
the face amount of all Bankers' Acceptances created and outstanding hereunder.

          Accountants.  See (S)6.4(a).
          -----------

          ACH Advances.  See (S)3.3.
          --- --------

          Adjusted Consolidated Operating Cash Flow. For any period, an amount
          -------- ------------ --------- ---------
equal to (i) the sum of (A) EBIT for such period (net of non-recurring items), plus (B) depreciation, and amortization and all other noncash charges for such period, less (ii) the sum of (A) cash payments for all income taxes paid during such period, plus (B) Capital Expenditures for such period to the extent permitted by (S)8.3, provided, however, that Capital
                                               --------  -------
Expenditures financed by term debt shall be excluded in computing Adjusted Consolidated Operating Cash Flow.

          Agreement.  This Second Amended and Restated Revolving Credit
          ---------
Agreement, including the Exhibits and Schedules hereto, as amended from time to time.

          Applicable Laws.  See (S)6.10.
          ---------- ----

          Balance Sheet Date.  December 31, 1998.
          ------- ----- ----

          Bank.  See Preamble.
          ----

          Bankers' Acceptance Fee.  See (S)4.2(a).
          -------- ---------- ---

          Bankers' Acceptances. Bankers' acceptances issued by the Bank from
          -------  -----------
time to time pursuant to (S)3.2 hereof.

          Base Rate. The higher of (a) the rate per annum (rounded upward, if
          ---- ----
necessary, to the next higher 1/100 of 1%) equal to the annual rate of interest announced from time to time by the Bank at its head office in Boston, Massachusetts, as its "Base Rate" or (b) one-half percent (1/2%) above the overnight federal funds effective rate, as published by the Board of Governors of the Federal Reserve System as in effect from time to time.

          Base Rate Loans. Loans bearing interest calculated by reference to the
          ---- ---- -----
Base Rate.

          Borrower. See Preamble.
          --------

          Borrowing Base. At the relevant time of reference thereto, an amount
          --------- ----
determined by the Bank by reference to the most recent Borrowing Base Report delivered to the Bank pursuant to (S)6.4(d), which is equal to the sum of:

          (a) 85% of Eligible Receivables owing from account debtors located within the United States or a territory thereof or Canada less than 60 days past due under the original terms of sale; plus

          (b) 50% of Eligible Receivables owing from account debtors located outside the United States and its territories or Canada less than 30 days past due under the original terms of sale; plus

          (c) the lesser of (i) 50% of the Eligible Inventory Amount, or (ii) $7,000,000.

          Borrowing Base Report.  See (S)6.4(d).
          --------- ---- ------

          Business Day. Any day on which commercial banking institutions in
          -------- ---
Boston, Massachusetts are open for the transaction of banking business.

          Cash Collateral Amount.  See (S)3.4.
          ---- ---------- ------

          Capitalized Leases. Leases under which the Borrower or any of its
          ----------- ------
Subsidiaries is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with generally accepted accounting principles.

          Certified. With respect to the financial statements of any Person,
          ---------
such statements as audited by a firm of independent auditors, whose report expresses the opinion, without qualification, that such financial statements present fairly the financial position of such Person.

          CFO.  See (S)6.4(b).
          ---

          CIT Loan Agreement. Credit agreement between the Borrower and The CIT
          ------------------
Group dated as of March 30, 1992, as amended as of February 25, 1999.

          Closing Date. The date on which the conditions precedent set forth
          ------- ----
in (S)9 hereof are satisfied.

          Code.  The Internal Revenue Code of 1986, as amended and in effect
          ----
from time to time.

          Collateral. All of the personal property, rights and assets of the
          ----------
Borrower that are or are intended to be subject to the security interest created by the Security Agreement, which excludes machinery and equipment.

          Commitment Fee.  See (S)4.1(a).
          ---------- ---

          Consolidated or consolidated. With reference to any term defined
          ------------ -- ------------
herein, shall mean that term as applied to the accounts of the Borrower and its Subsidiaries, consolidated in accordance with GAAP, after eliminating all intercompany items.

          Consolidated Annual Financial Obligations. With respect to any fiscal
          ------------ ------ --------- -----------
year, an amount equal to the sum of all payments on Indebtedness (including, but not limited to payments of principal and interest) that become due and payable or that are to become due and payable during such fiscal year pursuant to any agreement or instrument to which the Borrower or any of its Subsidiaries is a party relating to the borrowing of money or the obtaining of credit or in respect of Capitalized Leases or the EPA Consent Order. Demand obligations shall be deemed to be due and payable during any fiscal year during which such obligations are outstanding.

          Consolidated Earnings Before Interest, Taxes, or EBIT. For any period,
          ------------ -------- ------ --------  -----  -- ----
the consolidated net income (or deficit) of the Borrower and its Subsidiaries determined in accordance with GAAP, plus (a) interest expense, and (b) provision
                                    ----
for income tax expense for such period.

          Consolidated Financial Obligations. With respect to any given period,
          ------------ --------- -----------
an amount equal to the sum of all payments on Indebtedness (including, but not limited to payments of principal and interest) that become due and payable or that are to become due and payable during such period pursuant to any agreement or instrument to which the Borrower or any of its Subsidiaries is a party relating to the borrowing of money or the obtaining of credit or in respect of Capitalized Leases. Demand obligations shall be deemed to be due and payable during any period during which such obligations are outstanding.

          Consolidated Net Income. The consolidated net income of the Borrower
          ------------ --- ------
and its Subsidiaries, after deduction of all expenses, taxes, and other proper charges, determined in accordance with GAAP.

          Consolidated Operating Cash Flow. For any period, an amount equal to
          ------------ --------- ---- ----
(i) the sum of (A) EBIT for such period, plus (B) depreciation, and amortization
                                         ----
and all other noncash charges for such period, less (ii) the sum of (A) cash
                                               ----
payments for all taxes paid during such period, plus (B) Capital Expenditures
                                                ----
made during such period to the extent permitted by (S)8.3.

          Consolidated Tangible Net Worth. The excess of the Consolidated Total
          ------------ -------- --- -----
Assets over Consolidated Total Liabilities, and less the sum of:

               (a) the total book value of all assets of the Borrower and it Subsidiaries which would be treated as intangibles under GAAP, including, without limitation, such items as goodwill, trademarks, trade names, service marks, brand names, copyrights, patents and licenses, and rights with respect to the foregoing; and

               (b) all amounts representing any write-up in the book value of any consolidated assets resulting from a revaluation thereof subsequent to the Interim Balance Sheet Date.

          Consolidated Total Assets. All assets of the Borrower and its
          ------------ ----- ------
Subsidiaries determined on a consolidated basis in accordance with GAAP.

          Consolidated Total Liabilities. All liabilities of the Borrower and
          ------------ -----  -----------
its Subsidiaries determined on a consolidated basis in accordance with GAAP.

          Credit Instruments.  Letters of Credit and Bankers' Acceptances.
          ------ -----------

          CU Acquisition. The Borrower's acquisition of Capacitores Unidos, S.A.
          --  ----------
de C.V, a Mexican corporation ("CU") pursuant to a Purchase Agreement dated April 5, 1999.

          Default.  See (S)11.
          -------

          Depository Accounts.  See (S)6.13.
          ---------- --------

          Disposal.  See "Release."
          --------

          Distribution. The declaration or payment of any dividend on or in
          ------------
respect of any shares of any class of capital stock of any Person, other than dividends payable solely in shares of common stock of such Person; or the purchase, redemption, or other retirement of any shares of any class of capital stock of such Person, directly or indirectly through a Subsidiary or otherwise; the return of capital by any Person to its shareholders as such; any other distribution on or in respect of any shares of any class of capital stock of such Person.

          Dollars or $. Dollars in lawful currency of the United States of
          ------- -- -
America.

          Drawdown Date.  The date on which any Loan is made or is to be made.
          -------- ----

          Eligible Finished Goods Inventory. The gross book value, as reflected
          -------- -------- ----- ---------
on the books of the Borrower in accordance with GAAP consistently applied, of salable products and finished goods at the Eligible Inventory Locations as to which (a) the Borrower has acquired title and, except as provided below, (b) the Bank has a valid and perfected first priority security interest under applicable law subject only to the Permitted Liens and (c) the Borrower has furnished reasonably detailed information to the Bank in a Borrowing Base Report, determined after taking into account all charges and liens of all kinds (other than those of the Bank and carrier, warehouse, customs, and similar statutory liens arising in the ordinary course of business) against such finished goods and reductions in the market value thereof, all as determined by the Bank in its reasonable discretion, which, absent manifest error, shall be final and binding upon the Borrower. Finished goods inventory immediately loses the status of Eligible Finished Goods Inventory if and when the Borrower sells it, otherwise passes title thereto, removes it or allows it to be removed from the Eligible Inventory Locations or consumes it, or the Bank releases or transfers its security interest therein, or if and when an Eligible Account Receivable arises by virtue of constituting proceeds of such inventory. Notwithstanding the foregoing, but without duplication, Eligible Finished Goods Inventory shall be reduced by the amount of any specific reserve established by the Borrower with respect to any Eligible Finished Goods Inventory. Calculation of Eligible Finished Goods Inventory will be made on a FIFO basis.

          Eligible Inventory Amount. Eligible Finished Goods Inventory plus
          -------- --------- ------
Eligible Raw Materials.

          Eligible Inventory Locations. New Bedford, Massachusetts; Huntsville,
          -------- --------- ---------
Alabama; El Paso, Texas; Juarez, Mexico, and other locations as from time to time approved by the Bank in writing.

          Eligible Raw Materials. An amount equal to the gross book value, as
          -------- --- ---------
reflected on the books of the Borrower in accordance with GAAP consistently applied, of raw material at the Eligible Inventory Locations used in the production of Eligible Finished Goods Inventory, as to which (a) the Borrower has acquired title and, except as provided below, (b) the Bank has a valid and perfected first priority security interest under applicable law subject only to the Permitted Liens and (c) the Borrower has furnished reasonably detailed information to the Bank in a Borrowing Base Report, determined after taking into account all charges and liens of all kinds (other than those of the Bank and carrier, warehouse, customs and similar statutory liens arising in the ordinary course of business) against such raw materials and reductions in the market value thereof, all as determined by the Bank in its reasonable discretion, which, absent manifest error, shall be final and binding upon the Borrower. Raw material immediately loses the status of Eligible Raw Material if and when the Borrower sells it, otherwise passes title thereto, removes it or allows it to be removed from the Eligible Inventory Locations, consumes it, or materially changes it in the course of processing the same, or the Bank releases or transfers its security interest therein. Notwithstanding the foregoing, but without duplication, Eligible Raw Materials shall be reduced by the amount of any specific reserve established by the Borrower with respect to any Eligible Raw Materials. Calculation of Eligible Raw Materials will be made on a FIFO basis.

          Eligible Receivables. The net amount, as reflected on the books of the
          -------- -----------
Borrower in accordance with GAAP consistently applied, of trade accounts receivable outstanding and owed to the Borrower by account debtors which are not Subsidiaries of the Borrower, as to which the Bank has a valid and perfected first priority security interest under all applicable laws and as to which the Borrower has furnished reasonably detailed information to the Bank in a Borrowing Base Report, determined after deducting from the aggregate amount thereof all payments, adjustment, discounts and credits applicable thereto, all charges and liens (other than those of the Bank) of all kinds against such accounts receivable, all amounts due thereon considered by the Bank to be difficult to collect or uncollectible by reason of return, rejection, repossession, loss or damage of or to the merchandise giving rise thereto, merchandise-related or other disputes, insolvency of the account debtor, or any other reason, and excluding (a) any accounts receivable arising out of transactions with respect to which there shall exist any payables, discounts other than prompt payment discounts in the ordinary course of business consistent with past practices, or other similar offsets or reductions, (b) any accounts receivable that are due from any single account debtor if more than twenty percent (20%) of the aggregate amount of all accounts receivable owing to the Borrower from such account debtor would otherwise not be Eligible Receivables, and (c) any accounts receivable owing to the Borrower from any distributor that has the right to return unsold goods to the Borrower (but only to the extent of such right) which are 60 days or more past due under the original terms of sale (in the case of account debtors located in the United States or any territory thereof) or 30 days or more past due under the original terms of sale (in the case of account debtors located outside the United States and its territories), all as determined by the Bank in its reasonable discretion, which, absent manifest error, shall be final and binding upon the Borrower.

          Employee Benefit Plan. Any employee benefit plan within the meaning of
          -------- ------- ----
(S)3(3) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate, other than a Multiemployer Plan.

          Environmental Laws: All laws pertaining to environmental matters,
          ------------- ----
including without limitation the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response Compensation and Liability Act of 1980

("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986, the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, in each case as amended, any other federal, state or local statute or ordinance relating to health, safety or the environment, and all rules, regulations, judgments, decrees, orders and licenses arising under all such laws.

          EPA.  See (S)5.17(b).
          ---

          EPA Consent Order. The Administrative Order on Consent to be entered
          --- ------- -----
into by and between the Borrower and the EPA related to Section 7003 of RCRA.

          ERISA. The Employee Retirement Income Security Act of 1974, as amended
          -----
and in effect from time to time.

          ERISA Affiliate. Any Person which is treated as a single employer with
          ----- ---------
the Borrower or any of its Subsidiaries under (S)414(b) and (c) of the Code.

          ERISA Reportable Event. A reportable event with respect to a
          ----- ---------- -----
Guaranteed Pension Plan within the meaning of (S)4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

          Eurodollar Business Day. Any Business Day on which dealings in foreign
          ---------- -------- ---
currency and exchange are carried

on among banks in London, England.

          Eurodollar Interest Determination Date. For any Interest Period, the
          ---------- -------- ------------- ----
date three Eurodollar Business Days prior to the first day of such Interest Period.

          Eurodollar Loans. Loans bearing interest calculated by reference to
          ---------- -----
the Eurodollar Rate.

          Eurodollar Offered Rate. The rate per annum at which deposits of
          ---------- ------- ----
dollars are offered to the Bank by prime banks in whatever Eurodollar interbank market may be selected by the Bank, in its sole discretion, acting in good faith, at or about 11:00 a.m. local time in such interbank market, on the Eurodollar Interest Determination Date for a period equal to the period of the applicable Interest Period in an amount substantially equal to the principal amount requested to be loaned at or converted to a rate based on the Eurodollar Offered Rate.

          Eurodollar Rate. The rate per annum, rounded upwards to the nearest
          ---------- ----
1/16 of 1%, determined by the Bank with respect to an Interest Period, in accordance with the following formula:

          Eurodollar Rate =      Eurodollar Offered Rate
                                 -----------------------
                                      1-Reserve Rate

          Event of Default.  See (S)11.
          ----- -- -------

          First Amended Credit Agreement.  See recitals.
          ----- ------- ------ ---------

          Foreign Exchange Transactions.  See (S)3.3.
          ------- -------- ------------

          Generally Accepted Accounting Principles or GAAP. (i) When used in
          --------- -------- ---------- ---------- -- ----
general, GAAP means principles which are (1) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors or successors, in effect for the fiscal year ended on the Balance Sheet Date and (2) such that a certified public accountant would, insofar as the use of accounting principles is pertinent, be in a position to deliver an unqualified opinion as to financial statements in which such principles have been properly applied; and (ii) when used with reference to the Borrower and/or any of its Subsidiaries such principles shall include (to the extent consistent with such principles) the accounting practice of the Borrower and/or such Subsidiaries reflected in their financial statements for the year ended on the Balance Sheet Date.

          Guaranteed Pension Plan. Any pension benefit plan within the meaning
          ---------- ------- ----
of (S)3(2) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

          Hazardous Substances.  See (S)5.17(b).
          --------- ----------

          Indebtedness. All obligations, contingent and otherwise, which in
          ------------
accordance with GAAP should be classified upon the obligor's balance sheet as liabilities, or to which reference should be made by footnotes thereto, including, without limitation, in any event and whether or not so classified:
(i) all debt and similar monetary obligations, whether direct or indirect; (ii) all liabilities secured by any mortgage, pledge, security interest, lien, charge, or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; and (iii) all guarantees, endorsements and other contingent obligations whether direct or indirect in respect of Indebtedness of others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase Indebtedness, or to assure the owner of Indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the Indebtedness held by such owner or otherwise, and the obligations to reimburse the issuer of any letters of credit.

          Interest Period.  With respect to each Eurodollar Loan:
          -------- ------

               (a) initially, the period commencing on the date of a conversion from a Base Rate Loan into a Eurodollar Loan or the making of a Eurodollar Loan, and ending thirty (30), sixty (60) or ninety (90) days thereafter, as the case may be, as the Borrower may select; and

               (b) thereafter, each subsequent Interest Period shall begin on the last day of the preceding Interest Period, and end thirty (30), sixty (60), or ninety (90) days thereafter, as the case may be, as the Borrower may select;

               (c) provided that any Interest Period which would otherwise end on a day which is not a Business Day shall be adjusted to the next Business Day.

          Interim Balance Sheet Date.  March 31, 1999.
          ------- ------- ----- ----

          Investments. All cash expenditures made and all liabilities incurred
          -----------
(contingently or otherwise) for the acquisition of stock, all or substantially all of the assets of, or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Indebtedness), or obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular time, (i) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (ii) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid, (iii) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (iv) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (ii) may be deducted when paid; and (v) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

          IRB.  See (S)7.1(c).
          ---

          Letters of Credit. Standby Letters of Credit issued or to be issued by
          ------- -- ------
the Bank under (S)3 hereof for the account of the Borrower.

          Letter of Credit Applications. Letter of Credit Applications in such
          ------ -- ------ ------------
form as may be agreed upon by the Borrower and the Bank from time to time which are entered into pursuant to (S)3 hereof as such Letter of Credit Applications are amended, varied or supplemented from time to time.

          Letter of Credit Fee.  See (S)4.1(b).
          ------ -- ------ ---

          Loans. Revolving credit loans made or to be made by the Bank to the
          -----
Borrower pursuant to this Agreement.

          Loan Commitment.  See (S)2.1.
          ---- ----------

          Loan and Letter of Credit Request.  See (S)2.6.
          ---- --- ------ -- ------ -------

          Loan Documents. Collectively, this Agreement, the Note, the Letters of
          ---- ---------
Credit, the Letter of Credit Applications, the Bankers' Acceptances, the Acceptance Agreements, any agreements relating to the ACH Advances or Foreign Exchange Transactions, and the Security Documents, as each may be amended and in effect from time to time.

          Maturity Date.  May 31, 2002.
          -------- ----

          Maximum Drawing Amount. The maximum aggregate amount from time to time
          ------- ------- ------
that the beneficiaries may draw under outstanding Letters of Credit.

          Multiemployer Plan. Any multiemployer plan within the meaning
          ------------- ----
of (S)3(37) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate.

          Note. The promissory note of the Borrower evidencing the Loans dated
          ----
the date of this Agreement and in substantially the form of Exhibit A hereto.
                                                            ---------

          Obligations. All indebtedness, obligations and liabilities of the
          -----------
Borrower to the Bank or any of its banking affiliates, existing on the date of this Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or any other Loan Document or in respect of Loans made or the Credit Instruments issued, and the Note, or other instruments at any time evidencing any thereof, and including without limitation any obligations to the Bank with respect to the ACH Advances or Foreign Exchange Transactions.

          PBGC. The Pension Benefit Guaranty Corporation created by (S)4002 of
          ----
ERISA and any successor entity or entities having similar responsibilities.

          Permitted Liens.  See (S)7.2.
          --------- -----

          Person. Any individual, corporation, partnership, trust,
          ------
unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

          Real Property. The real properties owned or operated by the Borrower
          ---- --------
or its Subsidiaries.

          Reimbursement Obligations. The obligation of the Borrower to reimburse
          ------------- -----------
the Bank on account of any drawing under, or payment made with respect to, any Credit Instrument, ACH Advance or Foreign Exchange Transaction as provided in
(S)3.

          Release. Shall have the meaning specified in CERCLA and the term
          -------
"Disposal" (or "Disposed") shall have the meaning specified in RCRA and regulations promulgated thereunder; provided that, in the event either CERCLA or
                                    --------
RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply as of the effective date of such amendment and provided further, to the extent that the laws of a
-------- -------
state wherein the property lies establishes a meaning for "Release" or "Disposal" which is broader than specified in either CERCLA or RCRA, such broader meaning shall apply.

     Reserve Rate. The rate, expressed as a decimal, at which the Bank would be
     ------- ----
required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any subsequent or similar regulation relating to such reserve requirements) against "Eurocurrency Liabilities" (as such term is defined in Regulation D), or against any other category of liabilities which might be incurred by the Banks to fund Eurodollar Loans if such liabilities were outstanding.

     Security Agreement. The Second Amended and Restated Security Agreement
     -------- ---------
dated as of the Closing Date between the Borrower and the Bank in form and substance satisfactory to the Bank.

     Security Documents.  The Security Agreement, as amended and in effect from
     -------- ---------
time to time, and any additional documents evidencing or perfecting the Bank's lien on the Collateral.

     Subsidiary. Any corporation, association, trust, or other business entity
     ----------
of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority of the outstanding capital stock or other interest entitled to vote generally.

     Supplemental Commitment. See (S)3.3.
     ------------ ----------

     Total Commitment.  The Loan Commitment plus the Supplemental Commitment.
     ----- ----------                       ----

     Total Loan Outstandings. At the relevant time of reference thereto, the sum
     ----- ---- ------------
of (a) the aggregate outstanding principal balance of the Loans, plus (b) the Maximum Drawing Amount of all Letters of Credit, plus (c) the Acceptance Face
                                                 ----
Amount.

     Total Outstandings.  At the relevant time of reference thereto, (a) the
     ----- ------------
Total Loan Outstandings, plus (b) the aggregate amount of all unpaid
                         ----
Reimbursement Obligations, without duplication.

(S)1.2. Rules of Interpretation.
        ----- -- --------------

          (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.

          (b) The singular includes the plural and the plural includes the singular.

          (c) A reference to any law includes any amendment or modification to such law.

          (d) A reference to any Person includes its permitted successors and permitted assigns.

          (e) Accounting terms capitalized but not otherwise defined herein have the meanings assigned to them by GAAP applied on a consistent basis by the accounting entity to which they refer.

          (f) The words "include", "includes" and "including" are not limiting.

          (g) All terms not specifically defined herein or by GAAP, which terms are defined in the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts, have the meanings assigned to them therein.

          (h) Reference to a particular "(S)" refers to that section of this Agreement unless otherwise indicated.

          (i) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

(S)2.  REVOLVING CREDIT LOANS.
       --------- ------ -----

(S)2.1. Commitment to Lend. Subject to the terms and conditions set forth in
        ---------- -- ----
this Agreement, the Bank agrees to lend to the Borrower and the Borrower may borrow and reborrow from time to time between the Closing Date and the Maturity Date, upon notice to the Bank given in accordance with (S)2.6 hereof, such sums as are requested by the Borrower up to a maximum principal amount outstanding (after giving effect to all amounts requested and the amount of the Total Loan Outstandings) at any one time not to exceed the lesser of (a) the Borrowing Base, or (b) $14,360,000, as such amount maybe reduced pursuant to (S)2.2 hereof (the "Loan Commitment"). Each request for Loans hereunder shall constitute a representation by the Borrower that the conditions set forth in
(S)(S) 9 and 10 hereof have been satisfied on the date of such request.

(S)2.2. Reduction of Loan Commitment. The Borrower shall have the right at any
        --------- -- ---- ----------
time and from time to time upon five (5) Business Days' written notice to the Bank to reduce by $500,000 or an integral multiple thereof or terminate entirely the amount of the unborrowed portion of the Loan Commitment, whereupon the Loan Commitment shall be reduced by the amount specified in such notice or terminated, as the case may be. Upon the effective date of any such reduction or termination, the Borrower shall pay to the Bank the full amount of any Commitment Fee then accrued on the amount of the reduction. No reduction of the Loan Commitment hereunder shall be subject to reinstatement.

(S)2.3. Note. The Loans shall be evidenced by the Note of the Borrower in
        ----
substantially the form of Exhibit A hereto, dated the Closing Date with
                          ------- -
appropriate insertions, representing the obligation of the Borrower to pay the Loan Commitment or, if less, the aggregate unpaid principal amount of all Loans made by the Bank hereunder, plus interest accrued thereon, as set forth below. The Borrower irrevocably authorizes the Bank to make or cause to be made, in connection with a Drawdown Date of any Loan or at the time of receipt of any payment of principal on the Note, an appropriate notation on the Bank's records reflecting the making of such Loan or the receipt of such payment (as the case may be). The outstanding amount of the Loans set forth on the Bank's record shall be prima
                                                                        -----
facie evidence of the principal amount thereof owing and unpaid to the Bank, but
-----
the failure to record, or any error in so recording, any such amount shall not limit or otherwise affect the obligations of the Borrower hereunder or under the Note to make payments of principal of or interest on the Note when due.

(S)2.4. Interest on Loans. The outstanding principal amount of the Loans shall
        -------- -- -----
bear interest at the rate per annum equal to (a) the Base Rate, or (b) at the Borrower's option as provided herein, at the Eurodollar Rate plus two percent (2%). Interest shall be payable (i) monthly in arrears on the first Business Day of each calendar month of each year, commencing June 1, 1999, on Base Rate Loans, and (ii) on the last day of the applicable Interest Period, and, if such Interest Period is longer than 30 days, also monthly during such Interest Period on Eurodollar Loans, and (iii) on the Maturity Date for all Loans.

(S)2.5.  Election of Eurodollar Rate; Notice of Election; Interest Periods;
         -------- -- ---------- ----  ------ -- --------  -------- -------
Minimum Amounts.
------- -------

          (a) At the Borrower's option, so long as no Default or Event of Default has occurred and is then continuing, the Borrower may (i) elect to convert any Base Rate Loan or a portion thereof to a Eurodollar Loan, (ii) at the time of any Loan and Letter of Credit Request, specify that such requested Loan shall be a Eurodollar Loan, or (iii) upon expiration of the applicable Interest Period, elect to maintain an existing Eurodollar Loan as such, provided that the Borrower gives notice to the Bank pursuant to
              --------
     (S)2.5(b) hereof. Upon determining any Eurodollar Rate, the Bank shall forthwith provide notice thereof to the Borrower, and each such notice to the Borrower shall be considered prima facie correct and binding, absent
                                      ----- -----
     manifest error.

          (b) Three (3) Eurodollar Business Days prior to the making of any Eurodollar Loan or the conversion of any Base Rate Loan to a Eurodollar Loan, or, in the case of an outstanding Eurodollar Loan, the expiration date of the applicable Interest Period, the Borrower shall give written, telex or telecopy notice received by the Bank not later than 12:00 noon (Boston time) of its election pursuant to (S)2.5(a). Each such notice delivered to the Bank shall specify the aggregate principal amount of the Loans to be borrowed or maintained as or converted to Eurodollar Loans and the requested duration of the Interest Period that will be applicable to such Eurodollar Loan, and shall be irrevocable and binding upon the Borrower. If the Borrower shall fail to give the Bank notice of its election hereunder together with all of the other information required by this (S)2.5(b) with respect to any Loan, whether at the end of an Interest Period or otherwise, such Loan shall be deemed a Base Rate Loan.

          (c) Notwithstanding anything herein to the contrary, the Borrower may not specify an Interest Period that would extend beyond the Maturity Date.

          (d) All Eurodollar Loans shall be in a minimum amount of not less than $1,000,000. In no event shall the Borrower have more than five (5) different maturities of Eurodollar Loans outstanding at any time.

(S)2.6. Requests for Revolving Credit Loans. The Borrower shall give to the Bank
        -------- --- --------- ------ -----
written notice in the form of Exhibit B hereto (or telephonic notice confirmed
                              ------- -
by telecopy the same day in the form of Exhibit B hereto) of each Loan requested
                                        ------- -
hereunder (a "Loan and Letter of Credit Request") not later than 12:00 noon (a) on the proposed Drawdown Date of any Base Rate Loan, or (b) three Eurodollar Business Days prior to the Drawdown Date of any Eurodollar Loan. Each such notice shall be given by the Borrower and shall specify the principal amount of the Loan requested and shall include a current Loan and Letter of Credit Request, reflecting the Total Loan Outstandings. Each Loan and Letter of Credit Request shall be made in the Minimum amount of $25,000 or a greater integral multiple of $10,000, and shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Loan requested from the Bank on the proposed Drawdown Date. Each of the representations and warranties made by or on behalf of the Borrower to the Bank in this Agreement or any other Loan Document shall be true and correct in all material respects when made and shall, for all purposes of this Agreement, be deemed to be repeated on and as of the date of the submission of any Loan and Letter of Credit Request and on and as of the Drawdown Date of such Loan or the date of issuance of such Credit Instrument (except to the extent of changes resulting from transactions contemplated or permitted by this Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse and to the extent that such representations and warranties expressly relate to an earlier date).

(S)2.7. Interest on Overdue Amounts. Except as otherwise limited by (S)4.4
        -------- -- ------- -------
hereof, amounts due hereunder not paid within ten (10) days of the due date will be subject to a late payment charge equal to five percent (5%) of such overdue amount.

(S)2.8. Termination of Credit. If any Event of Default shall occur, the Bank
        ----------- -- ------
may, by notice to the Borrower, terminate the unused portion of the Total Commitment hereunder, and upon such notice being given such unused portion of the Total Commitment hereunder shall terminate immediately and the Bank shall be relieved of all further obligations to make Loans to the Borrower, to issue Credit Instruments for the account of the Borrower hereunder, to make ACH Advances to the Borrower and to effect Foreign Exchange Transactions for the Borrower, provided that if an Event of Default specified in (S)(S)11(g) or (h)
          --------
hereof shall occur, the Total Commitment shall terminate without the requirement of notice from the Bank. No termination of any portion of the Total Commitment hereunder shall relieve the Borrower of any of its existing Obligations to the Bank hereunder or elsewhere. Upon termination of the Total Commitment under this
(S)2.8, all Loans, all ACH Advances and all amounts outstanding with respect to Foreign Exchange Transactions shall become immediately due and payable.

(S)2.9. Maturity of the Loans. The Loans shall be due and payable on the
        -------- -- --- -----
Maturity Date. The Borrower promises to pay on the Maturity Date all Loans outstanding on such date, together with any and all accrued and unpaid interest thereon.

(S)2.10. Optional Prepayments or Repayments of Loans. The Borrower shall have
         -------- ----------- -- ---------- -- -----
the right, at its election, to repay or prepay the outstanding amount of the Loans, as a whole or in part, at any time without penalty or premium. The Borrower shall give the Bank, no later than 12:00 noon, Boston time, on the Business Day of such proposed prepayment or repayment, written notice (or telephonic notice confirmed in writing or by telecopy by the Borrower) of any proposed prepayment or repayment pursuant to this (S)2.10, specifying the proposed date of repayment of Loans and the principal amount to be paid, provided that a Eurodollar Loan may be repaid only on the last day of the
--------
applicable Interest Period.

(S)2.11.  Mandatory Repayment. If at any time the aggregate amount of the Total
          --------- ---------
Loan Outstandings shall exceed (a) the Loan Commitment (whether by reduction of the Loan Commitment or otherwise) or (b) the Borrowing Base then in effect, the Borrower shall immediately make a payment to the Bank in the amount required to eliminate any such excess.

(S)2.12.  Lockbox Provisions.
          ------- ----------

               (a) The Borrower agrees to maintain at the Bank its existing depository account established pursuant to the Schedule to Cash Management Master Agreement for Lockbox Service dated as of November 3, 1998 (the "Lockbox Account") upon the terms stated therein.

               (b) The Borrower agrees that all amounts received by the Bank in the Lockbox Account will be the sole and exclusive property of the Bank. If, notwithstanding the existence of the lockbox accounts, the Borrower receives any cash proceeds of any of the Collateral, whether in the form of money, checks or otherwise, the Borrower will hold such cash proceeds in trust for the benefit of the Bank and turn such cash proceeds promptly over to the Bank in the identical form received, with appropriate endorsements. The Bank shall, on the second Business Day immediately following the day of the Bank's receipt of payments into the Lockbox Account or cash proceeds from the Borrower or on such later date as the Bank determines that good funds will be received, and on a provisional basis until final receipt of good funds, credit to the Obligations as contemplated by (S)2.12(c) all such cash proceeds which are in the form of money, checks or like items. For purposes of the foregoing provisions of this (S)2.12(b), the Bank shall not be deemed to have received any such cash proceeds on any day unless received by the Bank before 3:00 p.m. (Boston time) on such day. The Borrower further acknowledges and agrees that any such provisional credit shall be subject to reversal if final collection in good funds of the related item is not received by the Bank in accordance with the Bank's customary procedures and practices for collecting provisional items.

               (c) All payments to be applied towards the Obligations pursuant toss (S)2.12(b) shall, except as otherwise provided, be applied to the Obligations as follows: (i) first, to any unpaid Reimbursement Obligations;
                                 -----
     (ii) second, to any interest on the Loans then due and payable (and if
          ------
     interest is due and payable on more than one Loan, in such order as the Bank may determine in its own discretion); (iii) third, (A) first, to the
                                                      -----
     outstanding principal amount of the Loans, and (B) second to any other outstanding Obligations; (iv) fourth, unless the Bank shall otherwise
                                   ------
     elect, as cash collateral for any settlement of provisional credit; and (v) fifth, the excess, if any, shall be credited to the Borrower's
     -----
          operating account with the Bank. In the event that the Bank shall elect at any time not to apply the payment as contemplated by the foregoing clause (iv), such election shall not be deemed a waiver of the Bank's rights to apply payments pursuant to such clause at a later time, and the Bank shall be entitled to apply payments pursuant to such at such later time and from time to time thereafter.

(S)3. LETTERS OF CREDIT, BANKERS' ACCEPTANCES AND SUPPLEMENTAL FACILITIES.
      ------- -- ------  -------- ----------- --- ------------ ----------

(S)3.1. Letter of Credit Issuance. Subject to the terms and conditions hereof
        ------ -- ------ --------
and the execution and receipt of a Loan and Letter of Credit Request reflecting the Maximum Drawing Amount of all Letters of Credit (including the requested Letter of Credit) and a Letter of Credit Application at least four Business Days prior to issuance, the Bank, in reliance upon the representations and warranties of the Borrower contained herein, may, at its discretion, issue standby letters of credit in such form as may be requested from time to time by the Borrower and agreed to by the Bank (the "Letters of Credit"); provided, however, that, no
                                                 --------  -------
Letter of Credit shall have an expiration date later than the earlier of (i) one year after the date of issuance of the Letter of Credit, or (ii) thirty (30) days prior to the Maturity Date and provided further that, after giving effect
                                    -------- -------
to the requested Letter of Credit, the aggregate Maximum Drawing Amount of all Letters of Credit issued hereunder shall not exceed $1,000,000.

(S)3.2. Bankers' Acceptance Facility. Subject to the terms and conditions set
        -------- ---------- --------
forth in this Agreement and the execution by the Borrower of an Acceptance Agreement in the Bank's customary form, completed to the satisfaction of the Bank with supporting documentation acceptable to the Bank (the "Acceptance Agreement"), upon the written request of the Borrower at least three (3) Business Days prior to the requested date of issuance, the Bank, in reliance upon the representations and warranties of the Borrower contained herein, agrees to issue Bankers' Acceptances for the account of the Borrower in a minimum face amount of $500,000 in such form as the Borrower and the Bank may agree; provided, however, that any Bankers' Acceptance issued shall provide for a
--------  -------
maturity date not later than 90 days from the date of issuance (but in no event shall such maturity extend beyond the Maturity Date); and provided, further,
                                                          --------  -------
that the aggregate Acceptance Face Amount shall at no time exceed $4,000,000; and provided, further, that, after giving effect to such request, the Total Loan
    --------  -------
Outstandings unpaid shall not exceed the lesser of the Loan Commitment or the Borrowing Base; and provided, further, that the Bank shall not issue any
                    --------  -------
Bankers' Acceptance if the face amount of all outstanding drafts accepted by the Bank which are of the type described in 12 U.S.C. (S)372, as amended from time to time, or any successor statute, would cause the Bank to violate any limitation imposed upon it under said statute or would cause the Bank to violate such limitation if all such drafts were sold by the Bank in the secondary market. Upon the satisfaction of the conditions set forth in (S)9 and (S)10 hereof, the Bank shall make available to the Borrower at the time of issuance of each Bankers' Acceptance an amount equal to the amount requested, plus an amount (computed on the basis of a year of three hundred sixty (360) days for the actual days elapsed) equal to the sum of (a) the per annum average discount rate quoted to the Bank on the day a request for a Bankers' Acceptance is presented by the Bank's bankers' acceptance traders for acceptances which are of the type described in 12 U.S.C. (S)372, as amended from time to time, or any successor statute, and which approximate the face amount and mature on the maturity date requested plus
                                                                            ----
(b) one and three-quarters percent (1.75%) per annum (the "Bankers' Acceptance Fee").

(S)3.3. Supplemental Commitment Facilities. In addition to making the Loans and
        ------------ ---------- ----------
issuing the Credit Instruments, and subject to the terms and conditions set forth in this Agreement, the Bank agrees to fund payroll and other obligations of the Borrower incurred pursuant to cash management services provided to the Borrower by the Bank ("ACH Advances"), in an amount not to exceed $1,000,000 in the aggregate at any one time and not to exceed more than $1,000,000 in any one week, and to perform foreign exchange transactions on request of the Borrower in accordance with documentation acceptable to the Bank, in amounts not to exceed $500,000 in the aggregate at any one time, subject to a daily delivery limit of $250,000 (the "Foreign Exchange Transactions" and, with the ACH Advances, the "Supplement Commitment"), provided, however, that the Bank shall have no
                          --------  -------
obligation to make ACH Advances or to perform Foreign Exchange Transactions if an Event of Default should occur, whether or not the Bank has accelerated the Borrower's Obligations pursuant to (S)11 hereof.

(S)3.4. Reimbursement Obligation of the Borrower. In order to induce the Bank
        ------------- ---------- -- --- --------
to issue, extend and renew each Credit Instrument, to fund the ACH Advances and to perform the Foreign Exchange Transactions, the Borrower hereby agrees to reimburse or pay to the Bank with respect to each such facility as follows:

          (a) On each date that any draft presented under any Letter of Credit is honored by the Bank or the Bank otherwise makes payment with respect thereto, or, in the case of Bankers' Acceptances, on the maturity date of each such Bankers' Acceptance (i) the amount paid by the Bank under or with respect to such Letter of Credit, and, with respect to the Bankers' Acceptances, the amount of such Bankers' Acceptances then maturing and (ii) the charges or other costs and expenses whatsoever incurred by the Bank in connection with any payment made by the Bank under, or with respect to, such Credit Instrument.

          (b) Upon receipt of notice from the Bank that the Bank has made an ACH Advance, (i) the principal amount of such advance and (ii) the charges or any other costs and expenses whatsoever incurred by the Bank in connection with any payment made by the Bank in connection with such advance.

          (c) With respect to the Foreign Exchange Transactions, in accordance with the documentation separately executed by the Borrower and the Bank.

          (d) Upon the reduction (but not termination) of the Total Loan Commitment to an amount less than the sum of the Maximum Drawing Amount, plus the Acceptance Face Amount, plus all unpaid Reimbursement Obligations,
     ----                             ----
     an amount equal to such difference, which amount shall be held by the Bank as cash collateral for all Reimbursement Obligations.

          (e) Upon the termination of the Total Commitment, or the acceleration of the Reimbursement Obligations in accordance with (S)11, an amount equal to the then Maximum Drawing Amount, plus the Acceptance Face Amount, plus any
                                  ---- ---                         ----
     unpaid ACH Advance, plus 105% of any foreign exchange exposure
                         ----
     (collectively, the "Cash Collateral Amount"), which amount shall be held by the Bank as cash collateral for all Reimbursement Obligations.

          (f) Each such payment shall be made to the Bank in accordance with
     (S)4.2 hereof. Interest on any and all amounts remaining unpaid by the Borrower in respect of Reimbursement Obligations at any time from the date such amounts become due and payable (whether as stated in this (S)3.4, by acceleration or otherwise) until payment in full (whether before or after judgment) shall be payable to the Bank on demand at the rate specified in
     (S)2.7 for overdue amounts.

(S)3.5. Letter of Credit Payments. If any draft shall be presented or other
        ------ -- ------ --------
demand for payment shall be made under any Letter of Credit, the Bank shall notify the Borrower of the date and amount of the draft presented or demand for payment and of the date and time when it expects to pay such draft or honor such demand for payment. On the date that such draft is paid or other payment is made by the Bank, the Bank shall promptly notify the Borrower of the amount of any unpaid Reimbursement Obligation. All such unpaid Reimbursement Obligations with respect to Letters of Credit shall be deemed to be Loans.

(S)3.6. Obligations Absolute. The Borrower's obligations under this (S)3 shall
        ----------- --------
be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or Event of Default or any condition precedent whatsoever or any setoff, counterclaim or defense to payment which the Borrower may have or have had against the Bank or any beneficiary of a Credit Instrument. The Borrower further agrees with the Bank that the Bank shall not be responsible for, and the Borrower's Reimbursement Obligations under (S)3.4 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, the beneficiary of any Credit Instrument or any financing institution or other party to which any Credit Instrument may be transferred or any claims or defenses whatsoever of the Borrower, or against the beneficiary of any Credit Instrument or any such transferee. The Bank shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Credit Instrument, ACH Advance or Foreign Currency Transaction. The Borrower agrees that any action taken or omitted by the Bank under or in connection with each Credit Instrument, ACH Advance or Foreign Currency Transaction and the related drafts and documents, if done in good faith, shall be binding upon the Borrower and shall not result in any liability on the part of the Bank to the Borrower.

(S)3.7. Reliance by Bank. To the extent not inconsistent with (S)3.6, the Bank
        -------- -- ----
shall be entitled to rely, and shall be fully protected in relying upon, any Credit Instrument, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Bank.

(S)4. FEES; PAYMENTS AND COMPUTATIONS.
      ----  -------- --- ------------

(S)4.1.  Fees.
         ----

               (a) Commitment Fees. The Borrower agrees to pay commitment fees
                   ---------- ----
     at the rate of one-quarter percent (1/4%) per annum on the unused portion of the Loan Commitment during each calendar month or portion thereof from the Closing Date to the Maturity Date (or to the date of termination in full of the Total Commitment, if earlier) (the "Commitment Fee"). For purposes of computing the Commitment Fee, the Acceptance Face Amount shall be considered usage of the Total Loan Commitment. The Commitment Fee shall be payable on the Closing Date and in arrears on the first day of each calendar month for the immediately preceding month with a final payment on the Maturity Date.

          (b) Letter of Credit Fee. The Borrower shall pay a fee (the "Letter of
              ------ -- ------ ---
     Credit Fee") to the Bank equal to one percent (1%) per annum (pro-rated for the period for which such Letter of Credit shall remain outstanding) of the Maximum Drawing Amount of each Letter of Credit payable in advance on the date of issuance of the applicable Letter of Credit (but in no case less than $350.00), plus the Bank's customary issuance fee, payable in
                    ----
     accordance with the Bank's customary practice.

          (c) Collateral Management Fee. The Borrower agrees to pay a collateral
              ---------- ---------- ---
     management fee to the Bank in the amount of $600.00 per month, payable in advance on the first day of each month commencing with June 1999, for as long as any Obligations remain outstanding.

(S)4.2. Payments.
        --------

          (a) All payments of principal, interest, Bankers' Acceptance Fees, Commitment Fees, Collateral Management Fees and any other amounts due hereunder or under the Loan Documents shall be made by the Borrower to the Bank in immediately available funds at the Bank's office at 100 Federal Street, Boston, Massachusetts 02110. The Bank shall be entitled to debit the Borrower's operating account with the Bank in the amount of each such payment when due in order to effect timely payment thereof.

          (b) All payments by the Borrower hereunder and under any of the other Loan Documents shall be made without set-off or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrower will pay to the Bank, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Bank to receive the same net amount which the Bank would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Bank certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document.

(S)4.3. Computations. All computations of interest on the Loans and of
        ------------
Commitment Fees shall be based on a 360-day year and paid for the actual number of days elapsed including the first day, but excluding the last day. Whenever a payment hereunder or under the Note becomes due on a day which is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension.

(S)4.4. Interest Limitation. Notwithstanding any other term of this Agreement or
        -------- ----------
the Note or any other document referred to herein or therein, the maximum amount of interest which may be charged to or collected from the Borrower hereunder or under any Note by the Bank shall be absolutely limited to, and shall in no event exceed, the maximum amount of interest which could lawfully be charged or collected under applicable law (including, to the extent applicable, the provisions of Section 5197 of the Revised Statutes of the United States of America, as amended, 12 U.S.C. Section 85, as amended), so that the maximum of all amounts constituting interest under applicable law, howsoever computed, shall never exceed such lawful maximum, and any term of this Agreement, the Note, or any other document referred to herein or therein which could be construed as providing for interest in excess of such lawful maximum shall be and hereby is made expressly subject to and modified by the provisions of this paragraph.

(S)4.5. Additional Costs, Etc. If any present or future applicable law, which
        ---------- -----  ---
expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to the Bank by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

     (a) subject the Bank to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Agreement, the other Loan Documents, the Total Commitment, the Loans (other than taxes based upon or measured by the income or profits of the Bank), or

     (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to the Bank of the principal or of the interest on any Loans or any other amounts payable to the Bank under this Agreement or the other Loan Documents, or

     (c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or commitments of, an office of the Bank, or

     (d) impose on the Bank any other conditions or requirements with respect to this Agreement, the other Loan Documents, the Loans, the Total Commitment, or any class of loans or commitments of which any of the Loans or the Total Commitment forms a part, and the result of any of the foregoing is

         (i) to increase the cost to the Bank of making, funding, issuing, renewing, extending or maintaining the Loans, or the Total Commitment;

               (ii) to reduce the amount of principal, interest or other amount payable to the Bank hereunder on account of the Total Commitment, or the Loans;

               (iii) to require the Bank to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by the Bank from the Borrower hereunder, then, and in each such case, the Borrower will, upon demand made by the Bank at any time and from time to time and as often as the occasion therefor may arise, pay to the Bank such additional amounts as will be sufficient to compensate the Bank for such additional cost, reduction, payment or foregone interest or other sum (after the Bank shall have allocated the same fairly and equitably among all customers of any class generally affected thereby).

(S)4.6. Capital Adequacy. If any present or future applicable law, governmental
        ------- --------
rule, regulation, policy, guideline or directive (whether or not having the force of law) or the interpretation thereof by a court or governmental authority with appropriate jurisdiction affects the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and the Bank determines that the amount of capital required to be maintained by it is increased by or based upon the Bank's commitment to make, or maintenance of, Loans hereunder, then the Bank may notify the Borrower of such fact. To the extent that the costs of such increased capital requirements are not reflected in the Base Rate, the Borrower and the Bank shall thereafter attempt to negotiate in good faith, within thirty (30) days of the day on which the Borrower receives such notice, an adjustment payable hereunder that will adequately compensate the Bank in light of these circumstances. If the Borrower and the Bank are unable to agree to such adjustment within thirty (30) days of the date on which the Borrower receives such notice, then commencing on the date of such notice (but not earlier than the effective date of any such increased capital requirement), the fees payable hereunder shall increase by an amount that will, in the Bank's reasonable determination, provide adequate compensation to the Bank, such amount to be considered prima facie correct and binding, absent manifest error. The Bank shall allocate such cost increases among its customers in good faith and on an equitable basis.

(S)4.7. Eurodollar Indemnity. The Borrower agrees to indemnify the Bank and to
        ---------- ---------
hold it harmless from and against any loss, cost or expenses (including loss of anticipated profits) that the Bank may sustain or incur as a consequence of default by the Borrower in making a borrowing or conversion after the Borrower has given (or is deemed to have given) notice pursuant to (S)2.5 or (S)2.6, the making of any payment of a Eurodollar Loan or the making of any conversion of any such Eurodollar Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by any bank to lenders of funds obtained by it in order to maintain any such Loans.

(S)4.8. Illegality; Inability to Determine Eurodollar Rate. Notwithstanding any
        ----------  --------- -- --------- ---------- ----
other provision of this Agreement, if (a) the introduction of, any change in, or any change in the interpretation of, any law or regulation applicable to the Bank shall make it unlawful, or any central bank or other governmental authority having jurisdiction thereof shall assert that it is unlawful, for the Bank to perform its obligations in respect of any Eurodollar Loans, or

(b) if the Bank shall reasonably determine with respect to Eurodollar Loans that
(i) by reason of circumstances affecting any Eurodollar interbank market, adequate and reasonable methods do not exist for ascertaining the Eurodollar Rate which would otherwise be applicable during any Interest Period, or (ii) deposits of Dollars in the relevant amount for the relevant Interest Period are not available to the Bank in any Eurodollar interbank market, or (iii) the Eurodollar Rate does not or will not accurately reflect the cost to the Bank of obtaining or maintaining the applicable Eurodollar Loans during any Interest Period, then the Bank shall promptly give telephonic, telex or cable notice of such determination to the Borrower (which notice shall be conclusive and binding upon the Borrower). Upon such notification by the Bank, the obligation of the Bank to make Eurodollar Loans shall be suspended until the Bank determines that such circumstances no longer exist, and the outstanding Eurodollar Loans shall continue to bear interest at the applicable rate based on the Eurodollar Rate until the end of the applicable Interest Period, and thereafter shall be deemed converted to Base Rate Loans.

(S)5. REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to
      --------------- --- ----------
the Bank that on and as of the date of this Agreement:

(S)5.1.  Corporate Authority.
         --------- ---------

               (a) Incorporation; Good Standing. Each of the Borrower and its
                   -------------  ---- --------
         Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation, (ii) has all requisite corporate power to own its property and conduct its business as now conducted and as presently contemplated, and (iii) is in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction in which its property or business as presently conducted or contemplated makes such qualification necessary except where a failure to be so qualified would not have a material adverse effect on the business, assets or financial condition of the Borrower or such Subsidiary.

               (b) Authorization. The execution, delivery and performance of the
                   -------------
         Loan Documents and the transactions contemplated hereby and thereby (i) are within the corporate authority of the Borrower, (ii) have been duly authorized by all necessary corporate proceedings, (iii) do not conflict with or result in any material breach or contravention of any provision of law, statute, rule or regulation to which the Borrower is subject or any judgment, order, writ, injunction, license or permit applicable to the Borrower so as to materially adversely affect the assets, business or any activity of the Borrower, and (iv) do not conflict with any provision of the corporate charter or bylaws of the Borrower or any agreement or other instrument binding upon the Borrower.

               (c) Enforceability. The execution, delivery and performance of
                   --------------
         the Loan Documents will result in valid and legally binding obligations of the Borrower, enforceable in accordance with the respective terms and provisions hereof and thereof, except as limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

(S)5.2. Governmental Approvals. The execution, delivery and performance by the
        ------------ ---------
Borrower of the Loan Documents and the transactions contemplated hereby and thereby do not require any approval or consent of, or filing with, any governmental agency or authority other than those already obtained.

(S)5.3. Title to Properties; Leases. The Borrower and its Subsidiaries own all
        ----- -- ----------  ------
of their respective assets reflected in the consolidated balance sheet of the Borrower and its Subsidiaries as at the Interim Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no mortgages, capitalized leases, conditional sales agreements, title retention agreements, liens or other encumbrances except those permitted by (S)7.2 hereof.

(S)5.4. Financial Statements; Solvency.
        --------- ----------  --------

         (a) There has been furnished to the Bank a consolidated balance sheet of the Borrower and its Subsidiaries dated the Balance Sheet Date, and a consolidated statement of operations for the fiscal year then ended, certified by the Borrower's independent certified public accountants. There has also been furnished to the Bank a consolidated unaudited balance sheet of the Borrower and its Subsidiaries dated the Interim Balance Sheet Date. Such balance sheets and statements of operations have been prepared in accordance with GAAP and fairly present the financial condition of the Borrower and its Subsidiaries as at the close of business on the date thereof and the results of operations for the period then ended. There are no contingent liabilities of the Borrower or any of its Subsidiaries as of such dates involving material amounts, known to the officers of the Borrower not disclosed in said financial statements and the related notes thereto. Since the Interim Balance Sheet Date, the Borrower and its Subsidiaries have not incurred any liabilities other than in the ordinary course of business or as permitted by (S)7.1 hereof.

         (b) The Borrower and its Subsidiaries (both before and after giving effect to the transactions contemplated by this Agreement) are solvent, have assets having a fair value in excess of the amount required to pay their probable liabilities on their existing debts as they become absolute and matured, and have, and will have, access to adequate capital for the conduct of their business and the ability to pay their debts from time to time incurred in connection therewith as such debts mature.

(S)5.5. No Material Changes, Etc. Since the Interim Balance Sheet Date, there
        -- -------- -------  ---
have occurred no material adverse changes in the financial condition or business of the Borrower and its Subsidiaries as shown on or reflected in the consolidated balance sheet of the Borrower and its Subsidiaries as at the Balance Sheet Date, or the consolidated statement of operations for the fiscal year then ended, other than changes in the ordinary course of business which have not had any material adverse effect either individually or in the aggregate on the business or financial condition of the Borrower or its Subsidiaries. Since the Balance Sheet Date, there has not been any Distribution by the Borrower except as permitted by (S)7.6 hereof.

(S)5.6. Franchises, Patents, Copyrights, Etc. Each of the Borrower and its
        ----------  -------  ----------  ---
Subsidiaries possesses all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted without known conflict with any rights of others.

(S)5.7. Litigation. Except as set forth on Schedule 5.7, there are no actions,
        ----------                         -------- ---
suits, proceedings or investigations of any kind pending or threatened against the Borrower or any of its Subsidiaries before any court, tribunal or administrative agency or board which, if adversely determined, might, either in any case or in the aggregate, materially adversely affect the properties, assets, financial condition or business of the Borrower and its Subsidiaries, considered as a whole, or materially impair the right of the Borrower and its Subsidiaries, considered as a whole, to carry on business substantially as now conducted, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained on the consolidated balance sheets of the Borrower and its Subsidiaries, or which question the validity of any of the Loan Documents, or any action taken or to be taken pursuant hereto or thereto.

(S)5.8. No Materially Adverse Contracts, Etc. Except as set forth in Schedule
        -- ---------- ------- ---------  ---                         --------
5.8, neither the Borrower nor any of its Subsidiaries is subject to any charter,
---
corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Borrower's officers has or is expected in the future to have a materially adverse effect on the business, assets or financial condition of the Borrower and its Subsidiaries as a whole. Neither the Borrower nor any of its Subsidiaries is a party to any contract or agreement which in the judgment of the Borrower's officers has or is expected to have any materially adverse effect on the business of the Borrower and its Subsidiaries as a whole, except as otherwise reflected in adequate reserves.

(S)5.9. Compliance With Other Instruments, Laws, Etc. Neither the Borrower nor
        ---------- ---- ----- -----------  ----  ---
any of its Subsidiaries are violating any provision of their charter documents or bylaws or any agreement or instrument by which any of them may be subject or by which any of them or any of their properties may be bound or any decree, order, judgment, or any statute, license, rule or regulation, in a manner which could result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of the Borrower or any of its Subsidiaries.

(S)5.10. Tax Status. The Borrower and its Subsidiaries have made or filed all
         --- ------
federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which any of them are subject (unless and only to the extent that the Borrower or such Subsidiary has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes); and have paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith; and have set aside on their books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction.

(S)5.11. No Event of Default. No Default or Event of Default has occurred and is
         -- ----- -- -------
continuing as of the date of this Agreement.

(S)5.12. Holding Company and Investment Company Acts. Neither the Borrower nor
         ------- ------- --- ---------- ------- ----
any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor are any of them a "registered investment company", or an "affiliated company" or a "principal underwriter" of a "registered investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

(S)5.13. Absence of Financing Statements, Etc. Except as contemplated by (S)7.2
         ------- -- --------- ----------  ---
of this Agreement, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry, or other public office, which purports to cover, affect or give notice of any present or possible future lien on, or security interest in, any assets or property of the Borrower or any of its Subsidiaries or rights thereunder which constitute Collateral.

(S)5.14. Certain Transactions. Except as set forth in Schedule 5.14, none of the
         ------- ------------                         -------- ----
officers, directors, or employees of the Borrower or its Subsidiaries is presently a party to any transaction with the Borrower or any Subsidiary (other than for services as employees, officers and directors or for services or transactions described in the Borrower's proxy or other statements and reports required by law and issued by the Borrower prior to the Closing Date), including, without limitation, any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Borrower any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

(S)5.15.  Employee Benefit Plans.
          -------- ------- -----

               (a) In General. Each Employee Benefit Plan has been maintained
                   -- -------
         and operated in compliance in all material respects with the provisions of ERISA and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions.

               (b) Terminability of Welfare Plans. Under each Employee Benefit
                   ------------- -- ------- -----
         Plan which is an employee welfare benefit plan within the meaning of
         (S)3(1) or (S)3(2)(B) of ERISA, no benefits are due unless the event giving rise to the benefit entitlement occurs prior to plan termination (except as required by Title I, part 6 of ERISA.) The Borrower or any of its Subsidiaries or any ERISA Affiliate, as appropriate, may terminate each such Plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) in the discretion of the Borrower or any of its Subsidiaries or any ERISA Affiliate without liability to any Person.

               (c) Guaranteed  Pension Plans.  Neither the Borrower nor any of
                   ----------  ------- -----
         its Subsidiaries is a sponsor of, or contributor to, a Guaranteed Pension Plan.

               (d) Multiemployer Plans. Neither the Borrower nor any of its
                   ------------- -----
         Subsidiaries nor any ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under (S)4201 of ERISA or as a result of a sale of assets described in (S)4204 of ERISA. Neither the Borrower nor any of its Subsidiaries nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or is insolvent under and within the meaning of (S)4241 or (S)4245 of ERISA or that any Multiemployer Plan intends to terminate or has been terminated under
         (S)4041A of ERISA.

(S)5.16. Use of Proceeds. The proceeds of the Loans and Credit Instruments shall
         --- -- --------
be used for working capital, general corporate purposes, and acquisitions to be closed on or after the date of this Agreement with the prior consent of the Bank and related transaction expenses. No proceeds of the Loans or Credit Instruments shall be used in any way that will violate Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

(S)5.17. Environmental Compliance. The Borrower has taken all necessary steps to
         ------------- ----------
investigate the past and present condition and usage of its and its Subsidiaries' properties and the operations conducted thereon and, based upon such diligent investigation, has determined that, except as set forth in
Schedule 5.17 or in Borrower's proxy or other statements and reports required by
-------- ----
law and issued by the Borrower prior to the Closing Date:

         (a) Neither the Borrower, its Subsidiaries nor any operator of their properties is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under Environmental Laws, which violation would have a material adverse effect on the environment or the business, assets or financial condition of the Borrower and its Subsidiaries on a consolidated basis.

         (b) Neither the Borrower nor any of its Subsidiaries has received notice from any third party including, without limitation: any federal, state or local governmental authority, (i) that any one of them has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B; (ii) that any hazardous waste, as defined by 42 U.S.C. (S) 6903(5), any hazardous substances as defined by 42 U.S.C. (S) 9601(14), any pollutant or contaminant as defined by 42 U.S.C. (S) 9601(33) and any toxic substance, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which any one of them has generated, transported or disposed of has been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that the Borrower or any of its Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, legal or administrative proceeding arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances.

         (c) (i) No portion of the Borrower's or any of its Subsidiaries' Real Properties has been used for the handling, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws; and no underground tank or other underground storage receptacle for Hazardous Substances is located on such Real Property; (ii) in the course of any activities conducted by the Borrower, its Subsidiaries or operators of their Real Property, no Hazardous Substances have been generated or are being used on such Real Properties except in accordance with applicable Environmental Laws;
(iii) there have been no unpermitted Releases (i.e. any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) or threatened Releases of Hazardous Substances on, upon, into or from the properties of the Borrower or any of its Subsidiaries, which releases would have a material adverse effect on the value of such Real Properties or adjacent properties or the environment; (iv) to the best of the Borrower's knowledge, there have been no Releases on, upon, from or into any real property in the vicinity of the Real Properties of the Borrower or any of its Subsidiaries which, through soil or groundwater contamination, may have come to be located on, and which would have a material adverse effect on the value of, any Real Properties of the Borrower or any of its Subsidiaries; and (v) in addition, any Hazardous Substances that have been generated on the Real Properties of the Borrower or its Subsidiaries have been transported offsite only by carriers having an identification number issued by the EPA, treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to the best of the Borrower's knowledge, operating in compliance with such permits and applicable Environmental Laws.

         (d) None of the Real Properties of the Borrower or any of its Subsidiaries are or shall be subject to any applicable environmental clean up responsibility law or environmental restrictive transfer law or regulation by virtue of the transactions set forth herein and contemplated hereby.

         (e) The Borrower further represents that it has provided or made available to the Bank true and complete copies of all material, documents, reports, site assessments, data, communications and other materials relating to the EPA Consent Order in its possession or to which it has access which contain information with respect to potential environmental liabilities of the Borrower or its Subsidiaries related to compliance with Environmental Laws.

(S)5.18. Perfection of Security Interests. The Collateral and the Bank's rights
         ---------- -- -------- ---------
with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses, except for Permitted Liens. The Borrower is the owner of the Collateral free from any lien, security interest, encumbrance and any other claim or demand, except for Permitted Liens.

(S)5.19. True Copies of Charter and Other Documents. The Borrower has furnished
         ---- ------ -- ------- --- ----- ---------
the Bank copies, in each case true and complete as of the Closing Date, of (a) all charter and other incorporation documents (together with any amendments thereto) and (b) by-laws (together with any amendments thereto).

(S)5.20. Disclosure. No representation or warranty made by the Borrower in this
         ----------
Agreement or in any agreement, instrument, document, certificate, statement or letter furnished to the Bank by or on behalf of or at the request of the Borrower in connection with any of the transactions contemplated by the Loan Documents contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which they are made.

(S)5.21. Year 2000 Problem. The Borrower has (i) reviewed the areas within its
         ---- ---- -------
business and operations which could be adversely affected by failure to become "Year 2000 Compliant" (i.e., that computer applications, imbedded microchips and other systems used by the Borrower or any of its material vendors, will be able properly to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (ii) developed a detailed plan and timetable to become Year 2000 Compliant in a timely manner, and (iii) committed adequate resources to support the Year 2000 plan of the Borrower. Based upon such review, the Borrower reasonably believes that the Borrower will become "Year 2000 Compliant" in a timely manner except to the extent that failure to do so will not have any materially adverse effect on the business or financial condition of the Borrower.

(S)6. AFFIRMATIVE COVENANTS OF THE BORROWER. The Borrower covenants and agrees
      ----------- --------- -- --- --------
that, so long as any part of the Total Commitment is outstanding or the Bank has any obligation to make Loans or extend financial accommodations hereunder or under the Loan Documents:

(S)6.1. Punctual Payment. The Borrower will duly and punctually pay or cause to
        -------- -------
be paid the principal and interest on the Loans, and all fees and other amounts provided for in this Agreement and the other Loan Documents, all in accordance with the terms of this Agreement and such other Loan Documents.

(S)6.2. Maintenance of Office. The Borrower will maintain its chief executive
        ----------- -- ------
offices at 740 Belleville Avenue, New Bedford, Massachusetts 02745 or at such other place in the United States of America as the Borrower shall designate upon 30 days prior written notice to the Bank.

(S)6.3. Records and Accounts. The Borrower will keep, and will cause each of its
        ------- --- --------
Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with GAAP and with the requirements of all regulatory authorities and maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties and the properties of its Subsidiaries, all other contingencies, and all other proper reserves.

(S)6.4. Financial Statements, Certificates and Information. The Borrower will
        --------- ----------  ------------ --- -----------
deliver to the Bank:

               (a) as soon as practicable, but, in any event not later than 90 days after the end of each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such year, statements of cash flows, and the related consolidated statement of operations, each setting forth in comparative form the amounts for the previous fiscal year, all such consolidated statements to be in reasonable detail, prepared in accordance with GAAP, and certified without qualification by Price Waterhouse Coopers or by other independent certified public accountants satisfactory to the Bank (the "Accountants"), together with a written statement from the Accountants to the effect that they have read a copy of this Agreement, and that, in making the examination necessary to said certification, they have obtained no knowledge of any Default or Event of Default, or, if the Accountants shall have obtained knowledge of any then existing Default or Event of Default they shall disclose in such statement any such Default or Event of Default; provided, that the Accountants shall not be liable to the Bank for failure to obtain knowledge of any Default or Event of Default;

               (b) as soon as practicable, but in any event not later than 30 days after the end of each month, copies of the unaudited consolidated and consolidating balance sheet and statement of operations of the Borrower and its Subsidiaries as at the end of such month, subject to year end audit adjustments, and consolidated statement of cash flows, all in reasonable detail and prepared in accordance with GAAP, and including in comparative form the amounts for the fiscal year to date and for the corresponding month of the previous year, together with a certification by the principal financial or accounting officer of the Borrower ("CFO") that such financial statements have been prepared in accordance with GAAP and fairly present the financial condition of the Borrower and its Subsidiaries as at the close of business on the date thereof and the results of operations for the period then ended, subject to normal year-end audit adjustments;

               (c) as soon as practicable, but in any event not later than 45 days after the end of each quarter of the Borrower's fiscal year, and simultaneously with the delivery of the financial statement referred to in (b) above respecting the last month of each such quarter, a statement certified by the CFO of the Borrower that the Borrower is in compliance with the covenants contained in (S)(S)6, 7 and 8 hereof as of the end of the quarter and setting forth in reasonable detail computations evidencing such compliance, provided that, if the Borrower
                                                  --------
         shall at the time of issuance of such certificate or at any other time obtain knowledge of any Default or Event of Default, the Borrower shall include in such certificate or otherwise deliver forthwith to the Bank a certificate specifying the nature and period of existence thereof and what action the Borrower proposes to take with respect thereto;

               (d) simultaneously with the delivery of the financial statements referred to in (a) and (c) above, a certification by the Borrower's CFO that no Default or Event of Default has occurred or is continuing;

               (e) not later than the fifteenth (15th) day of each month, (i) a certificate in the form of Exhibit C hereto (the "Borrowing Base
                                    ------- -
         Report"), setting forth the Borrowing Base as at the end of such month with supporting schedules, (ii) an accounts receivable aging and (iii) inventory designation reports, all certified by the CFO;

               (f) promptly with the filing or mailing thereof, copies of all material of a financial nature filed with the Securities and Exchange Commission or sent to the stockholders of the Borrower; and

               (g) from time to time such other financial data and information (including pro forma financial projections) as the Bank may reasonably request.

The Borrower hereby authorizes the Bank to disclose any information obtained pursuant to this Agreement to all appropriate governmental regulatory authorities where required by law; provided, however, that the Bank shall, to
                                   --------  -------
the extent allowable under law, notify the Borrower at the time any such disclosure is made; and provided, further, this authorization shall not be
                        --------  -------
deemed to be a waiver of any rights to object to the disclosure by the Bank of any such information which the Borrower has or may have under the federal Right to Financial Privacy Act of 1978, as in effect from time to time.

(S)6.5. Corporate Existence and Conduct of Business. The Borrower will do or
        --------- --------- --- ------- -- --------
cause to be done all things necessary to preserve and keep in full force and effect its and its Subsidiaries' corporate existence, corporate rights and franchises; effect and maintain their foreign qualifications, licensing, domestication or authorization except as terminated by their Boards of Directors in the exercise of their reasonable judgment; use its best efforts to comply with all Applicable Laws; and shall not become obligated under any contract or binding arrangement which, at the time it was entered into would materially adversely impair the financial condition of the Borrower and its Subsidiaries, on a consolidated basis. The Borrower will, and will cause each of its Subsidiaries to, continue to engage primarily in the businesses now conducted by them and in related businesses.

(S)6.6. Maintenance of Properties. The Borrower will cause all of its properties
        ----------- -- ----------
and those of its Subsidiaries used or useful in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this
                                       --------  -------
section shall prevent the Borrower from discontinuing the operation and maintenance of any of its properties or those of its Subsidiaries if such discontinuance is, in the judgment of the Borrower, desirable in the conduct of its or their business and which do not in the aggregate materially adversely affect the business of the Borrower and its Subsidiaries on a consolidated basis.

(S)6.7. Insurance. The Borrower will maintain, and cause its Subsidiaries to
        ---------
maintain, with financially sound and reputable insurance companies, funds or underwriters satisfactory to the Bank insurance of the kinds, covering the risks and in the relative proportionate amounts usually carried by reasonable and prudent companies conducting businesses similar to that of the Borrower (but in no event shall the amount of the Borrower's insurance be less than the Total Commitment), including, to the extent it is commercially available to the Borrower at a reasonable cost, environmental impairment insurance. The Bank shall be named as loss payee on all the Borrower's insurance policies as its interest may appear with respect to claims for $25,000 or more.

(S)6.8. Taxes. The Borrower will and will cause each of its Subsidiaries to duly
        -----
pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges (other than taxes, assessments and other governmental charges imposed by foreign jurisdictions which in the aggregate are not material to the business or assets of the Borrower on an individual basis or of the Borrower and its Subsidiaries on a consolidated basis) imposed upon it and its Real Properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies, which if unpaid might by law become a lien or charge upon any of its property; provided, however, that
                                                      --------  -------
any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower or such Subsidiary shall have set aside on its books adequate reserves with respect thereto; and provided, further, that the
                                                  --------  -------
Borrower and such Subsidiary will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.

(S)6.9.  Inspection of Properties, Books, and Contracts.
         ---------- -- ----------  -----  --- ---------

     (a) The Borrower shall permit the Bank or any of its designated representatives, to visit and inspect any of the properties of the Borrower or any of its Subsidiaries, to examine the books of account of the Borrower and its Subsidiaries (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of the Borrower and its Subsidiaries with, and to be advised as to the same by, their officers, all at such reasonable times and intervals as the Bank may reasonably request. For each day that the Bank or its designated representative is conducting such inspection, the Borrower shall pay an auditing charge of $650 per day plus expenses.

     (b) In connection with any inspection conducted pursuant to (S)6.9(a) hereof, the Bank shall have the right to contact any of the Borrower's account debtors directly to verify the information in such books and records.

(S)6.10. Compliance with Laws, Contracts, Licenses and Permits. The Borrower
         ---------- ---- ----  ---------  -------- --- -------
will and will cause each of its Subsidiaries to comply with (i) the provisions of its charter documents and by-laws and all agreements and instruments by which it or any of its properties may be bound; and (ii) all applicable laws and regulations (including Environmental Laws), decrees, orders and judgments ("Applicable Laws") except where noncompliance with such agreements, instruments or Applicable Laws would not have a material adverse effect in the aggregate on the financial condition, properties or business of the Borrower or any Subsidiary. If at any time while the Note or any Loan is outstanding or the Bank has any obligation to make Loans hereunder, any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Borrower may fulfill any of its obligations hereunder, the Borrower will immediately take or cause to be taken all reasonable steps within the power of the Borrower to obtain such authorization, consent, approval, permit or license and furnish the Bank with evidence thereof.

(S)6.11. Further Assurances. The Borrower will cooperate with the Bank and
         ------- ----------
execute such further instruments and documents as the Bank shall reasonably request to carry out to the Bank's satisfaction the transactions contemplated by this Agreement.

(S)6.12. Notice of Potential Claims or Litigation. The Borrower shall deliver to
         ------ -- --------- ------ -- ----------
the Bank, within 30 days of the Borrower's receipt of notice thereof, written notice of any pending action, claim, complaint, or any other notice of dispute or potential litigation (including without limitation any alleged violation of any Environmental Law), wherein the potential liability is unspecified or in excess of $500,000, together with a copy of each such notice received by the Borrower or its Subsidiaries.

(S)6.13. Deposit Accounts. Other than its principal demand deposit account and
         ------- --------
lockbox account maintained at the Bank's head office (the "Depository Accounts"), the Borrower maintains the deposit accounts listed on Schedule 6.13 hereto and no other deposit accounts. The aggregate amount of collected funds held in each such deposit account at the close of any Business Day shall not exceed the amount specified for such account on Schedule 6.13; any amounts in excess of the amounts specified in Schedule 6.13 shall be immediately transferred to the Depository Accounts.

(S)6.14. Environmental Indemnification. The Borrower covenants and agrees that
         ------------- ---------------
it will indemnify and hold the Bank harmless from and against any and all claims, expense, damage, loss or liability incurred by the Bank (including all costs of legal representation incurred by the Bank) relating to (a) any Release or threatened Release of Hazardous Substances on the Real Property; (b) any violation of any Environmental Laws with respect to conditions at the Real Property or the operations conducted thereon; or (c) the investigation or remediation of offsite locations at which the Borrower or its Subsidiaries, or their predecessors, are alleged to have directly or indirectly Disposed of Hazardous Substances. It is expressly acknowledged by the Borrower that this covenant of indemnification shall survive any foreclosure or any modification, release or discharge of any or all of the Loan Documents or the payment of the Loans and the Note and shall inure to the benefit of the Bank, its successors and assigns.

(S)6.15. Notice of Certain Events Concerning Insurance and Environmental Claims.
         ------ -- ------- ------ ---------- --------- --- --------------------

               (a) The Borrower will provide the Bank with written notice as to any cancellation or material change in any insurance of the Borrower or its Subsidiaries within ten (10) Business Days after the Borrower's or such Subsidiary's receipt of any notice (whether formal or informal) of such cancellation or change by any of its insurers.

               (b) The Borrower will promptly notify the Bank in writing of any of the following events:

                           (i) upon the Borrower's or any Subsidiary's obtaining knowledge of any violation of any Environmental Law regarding the Real Properties or the Borrower's or any Subsidiary's operations which violation could have a material adverse effect on the Borrower's and its Subsidiaries' consolidated operations;

                           (ii) upon the Borrower's or any Subsidiary's obtaining knowledge of any potential or known Release, or threat of Release, of any Hazardous Substance at, from, or into the Real Properties which it reports in writing or which it is required to report in writing to any governmental authority or which could materially affect the consolidated financial condition of the Borrower and its Subsidiaries;

                           (iii) upon the Borrower's or any Subsidiary's receipt
                  of any notice of violation of any Environmental Laws or of any Release or threatened Release of Hazardous Substances, including a notice or claim of liability or potential responsibility from any third party (including without limitation any federal, state or local governmental officials) representing a potential liability in excess of $500,000; or

                           (iv) any setoff, claims (including, with respect to the Real Properties, environmental claims), withholdings or other defenses to which any of the Collateral, or the Bank's rights with respect to the Collateral, are subject.

(S)6.16. Response Actions. The Borrower covenants and agrees that if any Release
         -------- -------
or Disposal of Hazardous Substances shall occur or shall have occurred on the Real Property, the Borrower will undertake the appropriate containment and removal of such Hazardous Substances and remediation of the Real Property as necessary to comply with all Environmental Laws.

(S)6.17. Notice of Default. The Borrower will promptly notify the Bank in
         ------ -- -------
writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Agreement or any other note, evidence of indebtedness, indenture or other obligation evidencing indebtednesses in excess of $250,000 as to which the Borrower or any Subsidiary is a party or obligor, whether as principal or surety, the Borrower shall forthwith give written notice thereof to the Bank, describing the notice of action and the nature of the claimed default.

(S)7.    CERTAIN NEGATIVE COVENANTS OF THE BORROWER. The Borrower agrees that,
         ------- -------- --------- -- ------------
so long as the Note is outstanding or the Bank has any obligation to make Loans hereunder:

(S)7.1.  Restrictions on Indebtedness. The Borrower will not, and will not
         ------------ -- ------------
permit any Subsidiary to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

               (a) Indebtedness to the Bank arising under this Agreement or the other Loan Documents;

               (b) Indebtedness of any Subsidiary of the Borrower to the Borrower in the form of intercompany loans or advances so long as such indebtedness is reflected as such in the Borrower's and such Subsidiary's books and records, provided that, at the time such loan or advance is made, no Event of Default has occurred or would be created by such loan or advance;

               (c) Existing cash-secured letters of credit listed on Schedule
                                                                     --------
         7.1(c) on the terms and conditions in effect as of the date hereof;
         ------

               (d) The industrial revenue bond in the original amount of $4,050,000 in effect as of the date hereof (the "IRB"), or any replacement industrial revenue bond satisfactory to the Bank;

               (e) Indebtedness to CIT pursuant to the CIT Loan Agreement on the terms and conditions in effect as of the date hereof;

               (f) Additional existing Indebtedness as listed on Schedule
                                                                 --------
         7.1(f), in the amounts and on the terms and conditions in effect as of
         ------
         the date hereof;

               (g) Current liabilities of the Borrower and its Subsidiaries incurred in the ordinary course of business not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

               (h) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of

               (i) Indebtedness under the terms and conditions of the EPA Consent Order, provided that such Indebtedness does not exceed the
                        --------
         amounts disclosed in Schedule 5.17;
                              -------- ----

               (j) [intentionally deleted];

               (k) Indebtedness in respect of judgments or awards which have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Borrower or its Subsidiaries shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have issued pending such appeal or review and in respect of which the Borrower or its Subsidiaries have maintained reserves in an amount satisfactory to the Bank;

               (l) Incurrence by the Borrower or its Subsidiaries of guaranty, suretyship or indemnification obligations in connection with the Borrower's or any of its Subsidiaries' performance of services for its respective customers in the ordinary course of its business;

               (m) Purchase money Indebtedness secured by Liens permitted by (S)7.2(j);

               (n) Office equipment and office leases not considered capital leases and entered into in the ordinary course of business, and guaranties of such leases entered into in the ordinary course of business by any Subsidiary of the Parent; and

               (o) Indebtedness of any Subsidiary of the Borrower to another lender for working capital or corporate purposes, provided that such Indebtedness is not guaranteed by the Borrower and that there is no recourse to the Borrower whatsoever respecting such Indebtedness.

(S)7.2.  Restrictions on Liens. The Borrower will not, nor will the Borrower
         ------------ -- -----
permit any Subsidiary to, create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character which constitute Collateral whether now owned or hereafter acquired, or upon the income or profits therefrom; or transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; or acquire, or agree or have an option to acquire, any such property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; or suffer to exist for a period of more than 30 days after the same shall have been incurred any Indebtedness or claim or demand against it which if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles or chattel paper, with or without recourse, except the following (the "Permitted Liens"):

               (a) Liens granted to the Bank under the Security Agreement;

               (b) Liens to secure taxes, assessments and other government charges or claims for labor, material or supplies in respect of obligations not overdue;

               (c) Deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations;

               (d) Liens in respect of judgments or awards, the Indebtedness with respect to which is permitted by (S)7.1(k); and

               (e) Liens of carriers, warehousemen, mechanics and materialmen, and other like liens, in existence less than 120 days from the date of creation thereof in respect of obligations not overdue.

(S)7.3.  Restrictions on Investments. Neither the Borrower nor its Subsidiaries
         ------------ -- -----------
will make or permit to exist or to remain outstanding any Investment except as permitted in writing by the Bank and except the following:

               (a) Marketable direct or guaranteed obligations of the United States of America which mature within one year from the date of purchase;

               (b) Certificates of deposit, time deposits or repurchase agreements which are fully insured or are issued by commercial banks organized under the laws of the United States of America or any state thereof and having a combined capital, surplus, and undivided profits of not less than $100,000,000;

               (c) Commercial paper issued by a corporation organized and existing under the laws of the United States of America or any state thereof which at the time of purchase have been rated and the ratings for which are not less than "P-1" if rated by Moody's Investors Services, Inc., and not less than "A-1" if rated by Standard and Poor's;

               (d) Joint manufacturing ventures, provided, however, that cash and/or assets having an aggregate market value of not more than $1,000,000 may be invested therein;

               (e) Investments with respect to Indebtedness permitted by (S)7.1(b) so long as the obligor remains a Subsidiary of the Borrower; and

               (f) Investments in Subsidiaries, provided that no Event of
                                                --------
         Default has occurred or would be created by such Investment.

(S)7.4.  Merger, Consolidations, Sales. Neither the Borrower nor any of its
         ------  --------------  -----
Subsidiaries shall be a party to any merger, consolidation or exchange of stock, or purchase or otherwise acquire all or substantially all of the assets or stock of any class of, or any partnership or joint venture interest in, any other Person except a merger or consolidation where the Borrower is the surviving corporation or an acquisition made by the Borrower with the Bank's prior written consent (such consent not to be unreasonably withheld), or sell, transfer, convey or lease any assets or group of assets (except for (i) sales of inventory in the ordinary course or business, (ii) sales or dispositions of other assets having an aggregate fair market value of less than $500,000 in any fiscal year) or sell or assign, with or without recourse, any receivables.

(S)7.5.  Sale and Leaseback. Neither the Borrower nor any of its Subsidiaries
         ---- --- ---------
will enter into any arrangement, directly or indirectly, whereby the Borrower or any Subsidiary shall sell or transfer any Collateral owned by it in order then or thereafter to lease such Collateral or lease other Collateral which the Borrower or any Subsidiary intends to use for substantially the same purpose as the Collateral being sold or transferred.

(S)7.6.  Restricted Distributions and Redemptions. Neither the Borrower nor any
         ---------- ------------- --- -----------
of its Subsidiaries will declare or pay any Distributions (other than Distributions payable solely in common stock and distributions made to the Borrower by its Subsidiaries) without the prior written consent of the Bank, which consent will not be unreasonably withheld. In addition, the Borrower and its Subsidiaries shall not redeem, convert, retire or otherwise acquire shares of any class of their capital stock. The Borrower shall not effect or permit any change in or amendment to any document or instrument pertaining to the terms of the Borrower's or any of its Subsidiaries' capital stock.

(S)7.7.  Employee Benefit Plans. Neither the Borrower nor any Subsidiary of the
         -------- ------- -----
Borrower nor any ERISA Affiliate will:

               (a) engage in any "prohibited transaction" within the meaning of (S)406 of ERISA or (S)4975 of the Code which could result in a material liability for the Borrower or any of its Subsidiaries; or

               (b) permit any Guaranteed Pension Plan to incur an "accumulated funding deficiency", as such term is defined in (S)302 of ERISA, whether or not such deficiency is or may be waived; or

               (c) fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of the Borrower or any of its Subsidiaries pursuant to (S)302(f) or (S)4068 of ERISA; or

               (d) permit or take any action which would result in the aggregate benefit liabilities (with the meaning of (S)4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Plans, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities.

         The Borrower and its Subsidiaries will (i) promptly upon filing the same with the Department of Labor or Internal Revenue Service, furnish to the Bank a copy of the most recent actuarial statement required to be submitted under (S)103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan and (ii) promptly upon receipt or dispatch, furnish to the Bank any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under (S)(S)302, 4041, 4042, 4043, 4063, 4065, 4066 and 4068 of ERISA, or in respect of a Multiemployer Plan, under (S)(S)4041A, 4202, 4219, or 4245 of ERISA.

(S)7.8.  Minimum Excess Availability. The Borrower will not permit the amount of
         ------- ------ ------------
the Borrowing Base minus the Total Loan Outstandings to be less than $2,000,000 at any one time.

(S)8.    FINANCIAL COVENANTS. The Borrower agrees that, so long as any Loan, the
         --------- ---------
Note, or any Letter of Credit is outstanding or the Bank has any obligation to make Loans hereunder:

(S)8.1.  Debt to Worth Ratio. As of the end of any fiscal quarter commencing
         ---- -- ----- -----
with the fiscal quarter ending March 31, 1999, the ratio of Consolidated Total Liabilities to Consolidated Tangible Net Worth shall be 2.50:1 or less.

(S)8.2.  Debt Service Coverage. As of the end of any fiscal quarter commencing
         ---- ------- --------
with the fiscal quarter ending March 31, 1999, the ratio of Adjusted Consolidated Operating Cash Flow to Consolidated Financial Obligations for the quarter just ended together with the immediately preceding three quarters shall not be less than 1.25:1.

(S)8.3.  Capital Expenditures. As at the end of the fiscal year ending December
         ------- ------------
31, 1999, the total amount of Capital Expenditures for such fiscal year shall not exceed $11,000,000. The total amount of Capital Expenditures for each subsequent fiscal year shall not exceed $7,000,000.

(S)9.    CLOSING CONDITIONS. The obligations of the Bank to make the first Loan
         ------- ----------
hereunder and otherwise be bound by the terms of this Agreement shall be subject to the satisfaction of each of the following conditions precedent:

(S)9.1.  Representations and Warranties. The representations and warranties
         --------------- --- ----------
contained in (S)5 hereof and otherwise made by the Borrower in writing in connection with the transactions contemplated by this Agreement shall have been correct as of the date on which made and shall also be correct at and as of the date of the first Loan with the same effect as if made at and as of such time, except to the extent that the facts upon which such representations and warranties are based may in the ordinary course be changed by the transactions permitted or contemplated hereby.

(S)9.2.  Performance; No Default. The Borrower and its Subsidiaries shall have
         -----------  ----------
performed and complied with all terms and conditions herein required to be performed or complied with by them prior to or at the time of the first Loan, and at the time of the first Loan, as certified by the CFO, there shall exist no Default or Event of Default or condition which would, with either or both the giving of notice or the lapse of time, result in a Default or Event of Default upon consummation of the first Loan.

(S)9.3.  Corporate Action. All corporate action necessary for the valid
         --------- ------
execution, delivery and performance by the Borrower of the Loan Documents shall have been duly and effectively taken, and evidence thereof satisfactory to the Bank shall have been provided to the Bank.

(S)9.4.  Loan Documents, Etc. Each of the Loan Documents shall have been duly
         ---- ---------
and properly authorized, executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to the Bank. The Bank shall have received a fully executed copy of each such document.

(S)9.5.  Certified Copies of Charter Documents. The Bank shall have received
         --------- ------ -- ------- ---------
from the Borrower and each Subsidiary a copy, certified by a duly authorized officer of such Person to be true and complete on the Closing Date, of each of
(a) its charter or other incorporation documents as in effect on such date of certification, and (b) its by-laws as in effect on such date.

(S)9.6.  Incumbency Certificate. The Bank shall have received an incumbency
         ---------- -----------
certificate, dated as of the Closing Date, signed by duly authorized officers giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign the Loan Documents on behalf of the Borrower (b) to make Loan Requests; and (c) to give notices and to take other action on the Borrower's behalf under the Loan Documents.

(S)9.7.  Validity of Liens. The Security Agreement shall be effective to create
         -------- -- -----
in favor of the Bank a legal, valid and enforceable security interest in and lien upon the Collateral, subject only to the Permitted Liens. All filings, recordings, deliveries of instruments and other actions necessary or desirable in the opinion of the Bank to protect and preserve such security interests shall have been duly effected. The Bank shall have received evidence thereof in form and substance satisfactory to the Bank.

(S)9.8.  Perfection Certificates and UCC Search Results. The Bank shall have
         ---------- ------------ --- --- ------ -------
received a completed and fully executed Perfection Certificate and the results of UCC searches with respect to the Collateral owned by the Borrower, indicating no liens other than Permitted Liens and otherwise in form and substance satisfactory to the Bank.

(S)9.9.  Certificates of Insurance. The Bank shall have received (i) a
         ------------ -- ---------
certificate of insurance from an independent insurance broker dated as of the Closing Date, or within 15 days prior thereto, identifying insurers, types of insurance, insurance limits, and policy terms, and otherwise describing the insurance obtained in accordance with the provisions of the Loan Documents and showing that the Bank has been named loss payee thereof as its interest may appear and (ii) copies of all policies evidencing such insurance (or certificates therefor signed by the insurer or an agent authorized to bind the insurer).

(S)9.10. Borrowing Base Report. The Bank shall have received from the Borrower
         --------- ---- ------
the initial Borrowing Base Report dated as of the Closing Date.

(S)9.11. Accounts Receivable Aging Report. The Bank shall have received from the
         -------- ---------- ----- ------
Borrower the most recent accounts receivable aging of the Borrower dated as of a date which shall be no more than 30 days prior to the Closing Date.

(S)9.12. Financial Statements. The Borrower shall have delivered to the Bank
         --------- ----------
audited consolidated financial statements for the year ended the Balance Sheet Date and unaudited consolidated financial statements for the period ended the Interim Balance Sheet Date, which shall fairly represent the business and financial condition of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP, and there shall have been no material adverse change in the assets, business, financial condition or prospects of the Borrower since the Balance Sheet Date.

(S)9.13. Opinions of Counsel. The Bank shall have received a favorable opinion
         -------- -- -------
from Stanley B. Kay, counsel to the Borrower, dated the Closing Date in the form attached hereto as Exhibit E.

(S)9.14. Environmental Matters. The Bank shall have received satisfactory
         ------------- -------
assurance of compliance by the Borrower and its Subsidiaries with all Environmental Laws.

     (S)9.15. Legal Documents. The Borrower shall have provided the Bank with
              ----- ---------
duly executed copies of the most recent draft of the EPA Consent Order and such documents concerning the CU Acquisition as the Bank may request.

     (S)9.16. Minimum Availability.  The amount of the Borrowing Base shall
              ------- ------------
exceed(S)5,000,000.

(S)10.    CONDITIONS OF LOANS. The obligation of the Bank to make the first Loan
          ---------- -- -----
and any Loan subsequent to the first Loan is subject to the following conditions precedent:

(S)10.1. Representations True; No Event of Default. Each of the representations and warranties of the Borrower contained in this Agreement or in any document or instrument delivered pursuant to or in connection with this Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of the Loan with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Agreement and changes occurring in the ordinary course of business which singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing. Each request by the Borrower for a Loan subsequent to the first Loan shall constitute certification by the Borrower that the conditions specified in this (S)10 will be duly satisfied on the Drawdown Date of such Loan.

(S)10.2.  Performance; No Event of Default. The Borrower shall have performed
          -----------  -- ----- -- -------
and complied with all terms and conditions herein required to be performed or complied with by it prior to or at the time of the Loan, and at the time of the Loan, there shall exist no Event of Default or condition which would result in an Event of Default upon consummation of the Loan.

(S)10.3.  Borrowing Base Report. The Bank shall have received from the Borrower
          --------- ---- ------
the most recent Borrowing Base Report required to be delivered to the Bank in accordance with (S)6.4(d) and, if requested by the Bank, a Borrowing Base Report dated within five (5) Business Days of the Drawdown Date of such Loan.

(S)10.4.  No Legal Impediment. No change shall have occurred in any law or
          -- ----- ----------
regulations thereunder or interpretations thereof which in the reasonable opinion of the Bank would make it illegal for the Bank to make Loans hereunder.

(S)10.5.  Governmental Regulation. The Bank shall have received such statements
          ------------ ----------
in substance and form reasonably satisfactory to the Bank as it shall have requested in writing from the Borrower for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

(S)10.6.  Proceedings and Documents. All proceedings in connection with the
          ----------- --- ---------
transactions contemplated by this Agreement and all documents incident thereto shall be satisfactory in substance and in form to the Bank, and the Bank shall have received all information and such counterpart originals or certified or other copies of such documents as the Bank may reasonably request.

(S)10.7.  EPA Consent Order. With respect to any Loan Request made by the
          --- ------- -----
Borrower on or after September 30, 1999, the Borrower shall have delivered the final EPA Consent Order signed by all relevant parties, the terms of which shall be substantially in accordance with the terms of the draft dated May __, 1999.

(S)11.    EVENTS OF DEFAULT; ACCELERATION. If any of the following events
          ------ -- -------  ------------
("Events of Default" or, if the giving of notice or the lapse of time or both are required, then, prior to such notice and/or lapse of time, "Defaults") shall occur:

               (a) if the Borrower shall fail to pay any principal of the Loans when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

               (b) if the Borrower shall fail to pay any interest, Commitment Fees, Bankers' Acceptance Fees, Letter of Credit Fees or any other fees within five (5) Business Days after the same shall become due and payable whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

               (c) if the Borrower shall fail to comply with its covenants contained in (S)(S)6, 7, or 8 hereof;

               (d) if the Borrower shall fail to perform any term, covenant or agreement herein contained (other than those specified in subsections (a), (b), and (c) above) within five (5) Business Days after written notice of such failure has been given to Borrower by the Bank;

               (e) if any representation or warranty contained in this Agreement or in any document or instrument delivered pursuant to or in connection with this Agreement shall prove to have been false in any material respect upon the date when made or repeated;

               (f) if the Borrower or any Subsidiary shall (i) fail to pay at maturity, or within any applicable period of grace, any obligation for borrowed money or (ii) fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing borrowed money in an amount in excess of $250,000 for such period of time as would, or would have permitted (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof;

               (g) if the Borrower or any Subsidiary makes an assignment for the benefit of creditors, or admits in writing its inability to pay or generally fails to pay its debts as they mature or become due or petitions or applies for the appointment of a trustee or other custodian, liquidator or receiver of the Borrower or any Subsidiary or of any substantial part of the assets of the Borrower or its Subsidiaries or commences any case or other proceeding relating to the Borrower or its Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or takes any action to authorize or in furtherance of any of the foregoing, or if any such petition or application is filed or any such case or other proceeding is commenced against the Borrower or its Subsidiaries and the Borrower or its Subsidiaries indicates its approval thereof, consent thereto or acquiescence therein;

                  (h) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating the Borrower or its Subsidiaries bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of the Borrower or any Subsidiary in an involuntary case under Federal bankruptcy laws as now or hereafter constituted, and such decree or order remains in effect for more than 30 days, whether or not consecutive;

                  (i) if there shall remain in force, undischarged, unsatisfied and unstayed, for more than 30 days, whether or not consecutive, any final judgment against the Borrower or any Subsidiary which, with other outstanding final judgments, undischarged, against the Borrower and any Subsidiary exceeds in the aggregate $100,000 after taking into account any insurance coverage;

                  (j) with respect to any Guaranteed Pension Plan, an ERISA Reportable Event shall have occurred and the Bank shall have determined in its reasonable discretion that such event reasonably could be expected to result in liability of the Borrower or any of its Subsidiaries to the PBGC or the Plan in an aggregate amount exceeding $500,000 and such event in the circumstances occurring reasonably could constitute grounds for the termination of such Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Plan; or a trustee shall have been appointed by the United States District Court to administer such Plan; or the PBGC shall have instituted proceedings to terminate such Plan;

                  (k) if any of the Loan Documents shall be cancelled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Bank, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of the Borrower or any of its stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof; or

                  (l) if the Borrower shall fail to comply with any term of the EPA Consent Order;

then, the Bank may by notice in writing to the Borrower declare all amounts owing with respect to this Agreement, the Note, and the other Loan Documents, and all Reimbursement Obligations to be, and they shall thereupon forthwith mature and become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; provided, that in the event of any Event of Default specified in
              --------
(S)(S)11(g) or 11(h) hereof, all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Bank. Upon demand by the Bank after the occurrence of any Event of Default, the Borrower shall immediately provide to the Bank cash in an amount equal to the Cash Collateral Amount to be held by the Bank as collateral security for the Obligations. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Bank shall have accelerated the maturity of the Loans pursuant to the foregoing, the Bank, if owed any amount with respect to the Loans, may proceed to protect and enforce its rights by suit in equity, action at law and/or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement or any instrument pursuant to which the Obligations to the Bank hereunder are evidenced, including as permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Bank. No remedy herein conferred upon the Bank or the holder of the Note is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

(S)12. COLLATERAL SECURITY. The Obligations shall be secured by a perfected
       ---------- --------
security interest (having, with respect to each category of Collateral, the respective rights and priorities set forth in the Security Documents) in all of the Collateral, whether now owned or hereafter acquired, pursuant to the terms of the Security Documents.

(S)13. SETOFF. Regardless of the adequacy of any collateral, during the
       ------
continuance of an Event of Default, any deposits or other sums credited by or due from the Bank to the Borrower and any securities or other property of the Borrower in the possession of the Bank may be applied to or set off against the payment of the Obligations hereunder and under the Note and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrower to the Bank.

(S)14. EXPENSES. Whether or not the transactions contemplated herein shall be
       --------
consummated, the Borrower hereby promises to reimburse the Bank for all reasonable out-of-pocket attorneys' fees and disbursements incurred or expended in connection with the preparation or interpretation of this Agreement, the Note, or any other Loan Document or any amendment hereof or thereof, or with the collection or enforcement of any Obligations or the satisfaction of any indebtedness of the Borrower hereunder or thereunder, or in connection with any litigation, proceeding or dispute in any forum, including without limitation federal bankruptcy court, in any way related to the Loan Documents and the credit extended hereunder, including without limitation the so-called "work-out" thereof after the occurrence of a Default or Event of Default. The Borrower will pay any taxes (including any interest and penalties in respect thereof), other than the Bank's federal and state income taxes, payable on or with respect to the transactions contemplated by this Agreement (the Borrower hereby agreeing to indemnify the Bank with respect thereto).

(S)15. INDEMNIFICATION. The Borrower agrees to indemnify and hold harmless the
       ---------------
Bank, as well as the Bank's shareholders, directors, agents, officers, subsidiaries and affiliates, from and against all damages, losses, settlement payments, obligations, liabilities, claims, actions or causes of action, whether statutorily created or under the common law, and reasonable costs and expenses incurred, suffered, sustained or required to be paid by an indemnified party by reason of or resulting from the transactions contemplated hereby. In any investigation, proceeding or litigation, or the preparation therefor, the Bank shall be entitled to select its own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel. In the event of the commencement of any such proceeding or litigation, the Borrower shall be entitled to participate in such proceeding or litigation with counsel of its choice at its expense, provided that such counsel shall be reasonably satisfactory to the Bank. The covenants of this (S)15 shall survive payment or satisfaction in full of amounts owing with respect to the Note or any other Loan Document.

(S)16. SURVIVAL OF COVENANTS, ETC. All covenants, agreements, representations
       -------- -- ---------  ---
and warranties made herein, in the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower pursuant hereto shall be deemed to have been relied upon by the Bank, notwithstanding any investigation heretofore or hereafter made by it, and shall survive the making by the Bank of the Loans as herein contemplated, and shall continue in full force and effect so long as any amount due under this Agreement or the Note remains outstanding and unpaid or the Bank has any obligation to make any Loans hereunder. All statements contained in any certificate or other paper delivered to the Bank at any time by or on behalf of the Borrower pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower hereunder.

(S)17. SYNDICATION AND PARTICIPATION. It is understood and agreed that the Bank
       ----------- --- -------------
shall have the right, at any time after making Loans hereunder in excess of $1,000,000, to syndicate or participate at any time any portion of the Total Loan Commitment and interests in the risk relating to any Loans to additional banks or other financial institutions so long as the Bank will be the agent bank thereunder, and that each bank or other financial institution which executes and delivers to the Bank and the Borrower hereunder a counterpart joinder in form and substance satisfactory to the Bank and such bank or financial institution shall, on the date specified in such counterpart joinder, become a party to this Agreement and the other Loan Documents for all purposes of this Agreement and the other Loan Documents, and its commitment amount shall be as set forth in such counterpart joinder. Upon the execution and delivery of such counterpart joinder, (a) the Borrower shall issue to the bank or other financial institution a Note in the amount of such bank's or other financial institution's commitment amount dated the Closing Date or such other date as may be specified by the Bank and otherwise completed in substantially the form of Exhibit A; (b) this Agreement shall be deemed to be amended to reflect the commitment amount and interest in the risk related to Loans of such bank or other financial institution and the Bank's portion of the Total Loan Commitment shall be reduced by a like amount; (c) the Bank shall distribute to the Borrower and such bank or financial institution a schedule reflecting such changes; and (d) this Agreement shall be appropriately amended to reflect (i) the status of such bank or financial institution as a party hereto and (ii) the status and rights of the Bank as agent for itself and such other bank or financial institution hereunder. The Bank shall also have the right to assign to, or grant participations to one or more banks or other financial institutions in, all or any part of any Loan owing to the Bank and the Note held by the Bank, provided that the only rights granted to the participant pursuant to such
--------
participation arrangements with respect to waivers, amendments, or modifications of this Agreement shall be the right to approve waivers, amendments or modifications with respect to (a) the reduction in or forgiveness of the stated principal of or rate of interest on or Commitment Fee with respect to the portion of any Loan subject to such participation or assignment, (b) the extension or postponement of any stated date fixed for payment of principal or interest or Commitment Fee with respect to the portion of any Loan subject to such participation or assignment, or (c) the waiver or reduction of any right to indemnification of the participant hereunder. Notwithstanding the foregoing, no syndication or participation shall operate to increase the Total Loan Commitment hereunder or otherwise alter the substantive terms of this Agreement.

(S)18.   PARTIES IN INTEREST. All the terms of this Agreement and the other Loan
         ------- -- --------
Documents shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto and thereto; provided that the Borrower shall not assign or transfer its rights hereunder without the prior written consent of the Bank.

(S)19.   NOTICES, ETC. Except as otherwise expressly provided in this Agreement,
         -------  ---
all notices and other communications made or required to be given pursuant to this Agreement or the other Loan Documents shall be in writing and shall be delivered in hand, mailed by United States first-class mail, postage prepaid, or sent by telegraph, telex or telecopier and confirmed by letter, addressed as follows:

               (a) if to the Borrower, at 740 Belleville Avenue, New Bedford, Massachusetts 02745, Attention: Jeffrey Templer, Senior Vice President and Treasurer (telephone: (508) 910-3673; telecopy: (508) 910-3123);

               (b) if to the Bank, at 100 Federal Street, Boston, Massachusetts 02110, USA, Attention: Mark Evitts, Vice President (telephone: (617) 434-7404; telecopy: (617) 434-7534));

         or at such other address for notice as shall last have been furnished in writing to the Person giving the notice.

         Any such notice or demand shall be deemed to have been duly given or made and to have become effective (a) if delivered by hand to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer, (b) if sent by registered or certified first-class mail, postage prepaid, five (5) Business Days after the posting thereof, and (c) if sent by telex, telecopy, or cable, at the time of the dispatch thereof, if in normal business hours in the country of receipt, or otherwise at the opening of business on the following Business Day.

(S)20.   MISCELLANEOUS. The rights and remedies herein expressed are cumulative
         -------------
and not exclusive of any other rights which the Bank would otherwise have. The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof. This Agreement and any amendment hereof may be executed in several counterparts

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

and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

(S)21.   ENTIRE AGREEMENT, ETC. This Agreement, together with the other Loan
         ------ --------   ---
Documents and any other documents executed in connection herewith or therewith, express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally or in writing, except as provided in
(S)25.

(S)22.   WAIVER OF JURY TRIAL. The Borrower hereby waives its right to a jury
         ------ -- ---- -----
trial with respect to any action or claim arising out of any dispute in connection with this Agreement, the Note or any of the other Loan Documents, any rights or obligations hereunder or thereunder or the performance of such rights and obligations. Except as prohibited by law, the Borrower hereby waives any right it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Borrower (a) certifies that no representative, agent or attorney of the Bank has represented, expressly or otherwise, that the Bank would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that the Bank has been induced to enter into this Agreement and the other Loan Documents to which it is a party because of, among other things, the Borrower's waivers and certifications contained herein.

(S)23.   SEVERABILITY. The provisions of this Agreement are severable and if any
         ------------
one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

(S)24.   GOVERNING LAW. THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS ARE
         --------- ---
CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL BE DEEMED TO BE DOCUMENTS UNDER SEAL AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID COMMONWEALTH (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER CONSENTS TO THE JURISDICTION OF ANY OF THE FEDERAL OR STATE COURTS LOCATED IN THE COMMONWEALTH OF MASSACHUSETTS IN CONNECTION WITH ANY SUIT TO ENFORCE THE RIGHTS OF THE BANK UNDER THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS.

(S)25.   CONSENTS, AMENDMENTS, WAIVERS, ETC. Except as otherwise expressly
         --------  ----------  -------  ---
provided in this Agreement, any consent or approval required or permitted by this Agreement to be given by the Bank may be given, and any term of this Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower of any terms of this Agreement or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrower and the Bank. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

     IN WITNESS WHEREOF, the undersigned have duly executed this Agreement under seal as of the date first set forth above.

(Corporate Seal)
                                  The BORROWER:
                                  --- --------

                                  AEROVOX INCORPORATED


                                  By:_________________________________
                                  Title:______________________________

                                  THE BANK:
                                  --- ----

                                  BANKBOSTON, N.A.


                                  By:_________________________________
                                  Title:______________________________

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